SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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L-1 IDENTITY SOLUTIONS, INC.
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THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS
CORPORATE GOVERNANCE
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION TABLE FOR 2009
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL NO. 2 APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT AND COMPANY INFORMATION
PROPOSALS BY STOCKHOLDERS

177 Broad Street
Stamford, CT 06901

March 16, 2010

To our stockholders:

It is my sincere pleasure to invite you to L-1 Identity Solutions, Inc.’s 2010 annual meeting of stockholders. This year’s meeting will be held on May 5, 2010 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870. At this important meeting, we will focus on the business items listed in the notice of meeting, which follows on the next page.

On or before March 26, 2010, you will receive a notice containing instructions on how to access our 2010 proxy statement and annual report over the Internet and vote online (the “E-Proxy Notice”). The E-Proxy Notice will be distributed to all stockholders and will contain instructions on how you can receive a paper copy of the proxy statement and annual report.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. Instructions for stockholders of record who wish to vote using a toll-free telephone number, the Internet or transmittal of a proxy card by mail are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

We look forward to seeing you at the annual meeting.

Sincerely,

ROBERT V. LAPENTA
Chairman of the Board,
President and Chief Executive Officer

177 Broad Street
Stamford, CT 06901

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2010

The 2010 annual meeting of stockholders of L-1 Identity Solutions, Inc. will be held on May 5, 2010 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, for the following purposes:

1.	To elect the three nominees named herein as Class II Directors;

2.	To approve the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of L-1 and its subsidiaries for the year ended December 31, 2010; and

4.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of record of our common stock at the close of business on March 10, 2010 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via a toll-free telephone number, over the Internet or, if a copy of the proxy card has been received by mail, by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

By Order of the Board of Directors,

Mark S. Molina
Executive Vice President,
Chief Legal Officer and Secretary

March 16, 2010

THE ANNUAL MEETING

Date, Time and Place

The annual meeting of L-1 Identity Solutions, Inc. (the “Company”) will be held on May 5, 2010 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870.

Matters to be Considered

At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class II Directors; to approve the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan; and to ratify the selection of the independent registered public accounting firm. See “ELECTION OF THE NOMINEES NAMED HEREIN AS CLASS II DIRECTORS”, “THE L-1 IDENTITY SOLUTIONS, INC. 2010 LONG-TERM INCENTIVE PLAN” and “RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”. The Company’s board of directors (the “Board of Directors”) does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

Holders of common stock as of the record date, i.e., the close of business on March 10, 2010, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 92,325,277 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

Information About This Proxy Statement

Why you received this proxy statement.  You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice relating to these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare Inc.
250 Royall Street
Canton, MA 02021
Attention: Investor Relations
Telephone: (877) 282-1168

Notice of Internet Availability of Proxy Materials.  In accordance with rules and regulations adopted by the SEC, we now furnish proxy materials to all of our stockholders on the Internet. On or before March 26, 2010, we will distribute to all stockholders a notice containing instructions on how to access our 2010 proxy statement and annual report and vote online (the “E-Proxy Notice”). The E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Stockholders may sign up to receive future E-Proxy Notices and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files, and mitigate the environmental impact of our annual meeting. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. For additional information regarding electronic delivery enrollment visit www.investorvote.com (for holders of record) or www.proxyvote.com (for holders through intermediaries) or contact our transfer agent or your broker.

Householding.  The SEC’s rules permit us to deliver a single E-Proxy Notice or a set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the E-Proxy Notice to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the E-Proxy Notice, contact Broadridge Financial Solutions, Inc. at +1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future E-Proxy Notices and other communications for your household, please contact Broadridge at the above phone number or address.

Voting by and Revocation of Proxies

Stockholders of record are requested to vote by proxy in one of three ways:

•	By telephone — Use the toll-free telephone number shown on your proxy card;

•	By Internet — Visit the Internet website indicated on your proxy card and follow the on-screen instructions; or

•	By Mail — if you requested and received your proxy materials by mail, you can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope.

Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

If a stockholder does not return a signed proxy card or submit a proxy by the Internet or by telephone, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein, FOR approval of the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan and FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2010 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

Quorum and Required Number of Votes Cast

The presence at the annual meeting, in person or by proxy, of the holders of at least 46,162,639 shares, constituting a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. In addition, under the rules of the New York Stock Exchange (the “NYSE”), at least 46,162,639 shares must cast a vote on the proposal to approve the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan (whether such votes are affirmative or negative).

For purposes of the election of the nominees named herein as directors, the approval of the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan, and ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, abstentions and broker non-votes will each be included in the determination of the number of shares present for purposes of constituting a quorum. However, abstentions and broker non-votes will not be counted as votes cast, including for the purposes of satisfying the NYSE rules applicable to the proposal to adopt the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan.

Required Votes

Election of Nominees named herein as Directors.  Under Delaware law, the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting (i.e. the largest number of votes cast) is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality.

Approval of the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan.  The affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting is required to approve the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan. In addition, under the rules of the NYSE, at least 46,162,639 shares must cast a vote on the proposal (whether such votes are affirmative or negative).

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.  The affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Other Matters.  If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting, such as the ratification of the appointment of Deloitte & Touche LLP. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors and the approval of the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan, the shares will be treated as “broker non-votes.” “Broker non-votes” will be included in determining the presence of a quorum at the annual meeting but are not counted as votes cast, including for the purposes of our ability to satisfy the NYSE rules requiring that a majority of the outstanding shares entitled to vote at the annual meeting cast a vote (whether affirmative or negative) in order to approve the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of this proxy statement, the annual report, the E-Proxy Notice, the proxy card and any additional information furnished to stockholders. Copies of our E-Proxy Notice will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. We will bear the cost of maintaining a website compliant with regulations promulgated by the SEC to provide internet availability of this proxy statement, our annual report and proxy card. We have retained Broadridge Investor Communication Solutions, Inc. to provide such a web hosting facility at a cost of $5,000. In addition, we retained The Altman Group, Inc. to act as proxy solicitor in conjunction with the meeting. The Company has agreed to pay that firm a base fee of $9,000, plus customary call-based fees and reasonable out of pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

We have been advised that a representative of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2009, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

PROPOSAL NO. 1
ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class II Directors will expire on the date of the 2010 annual meeting.

The nominees for election as Class II Directors at the 2010 annual meeting are described below. The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2013 and until successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose.

Nominees for Election

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Class II Directors
Robert V. LaPenta Chairman, President and Chief Executive Officer	64, has served as the Chairman of the Board of Directors of the Company since December 2005 and as President and Chief Executive Officer of the Company since August 2006. Mr. LaPenta is the founder and Chief Executive Officer of L-1 Investment Partners, LLC, a private investment management firm. From April 1997 to April 2005, Mr. LaPenta served as President, Chief Financial Officer and a director of L-3 Communications Holdings, Inc., which he co-founded in April 1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed Martin’s Command, Control, Communications and Intelligence and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral’s Senior Vice President and Controller, a position he held since 1991. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979. Mr. LaPenta is on the board of trustees of Iona College, the board of directors of Core Software Technologies and the board of directors of Leap Wireless International, Inc., a NASDAQ-listed company in the wireless telecommunications sector.
Since becoming the Chairman of the Board in December 2005, Mr. LaPenta has directed the Company’s acquisition, integration, financing and marketing efforts, growing the business from $66.2 million in revenue in 2005 to $650 million in 2009. Mr. LaPenta’s knowledge of all aspects of our business and its history, combined with his own substantial investment in the Company and focus on attaining shareholder value, position him well to serve as our Chairman, President and Chief Executive Officer.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Robert S. Gelbard
65, has served as a director of the Company since September 2005. Ambassador Gelbard has been Chairman of Washington Global Partners, LLC, an international business consulting firm, since April 2005. Prior to that, he was a self-employed international business consultant beginning in October 2002. From March 2002 to September 2002, he was Senior Vice President of International Affairs and Government Relations for ICN Pharmaceuticals, Inc., a global pharmaceuticals company. From February 1967 to January 2002, Ambassador Gelbard held various senior level positions in the U.S. Department of State, including serving as Ambassador to Indonesia from 1999-2001, President Clinton’s Special Representative for the Balkans from 1997-1999, Assistant Secretary of State from 1993-1997, and Ambassador to Bolivia from 1988-1991. In 1989 Ambassador Gelbard received the Presidential Meritorious Award, and in 2002 he received the State Department Distinguished Service Award, its highest decoration.

Ambassador Gelbard has in-depth knowledge of the complex international, political and security issues that affect our business due to his experience in senior-level positions within the U.S. federal government. The federal government is a vitally important customer and Ambassador Gelbard has valuable insight regarding the international needs of this customer. In addition, Ambassador Gelbard serves as the Chairman of our Nominating and Corporate Governance Committee and in that capacity has shown leadership by dedicating substantial time and focus to board matters. Ambassador Gelbard also serves as a member of our Compensation Committee.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Harriet Mouchly-Weiss	67, has served as a director of the Company since its incorporation in 1996. Since February 2009, Ms. Mouchly-Weiss has been Vice Chairman and Senior Partner of Kreab Gavin Anderson Worldwide, a communications consulting firm, with offices in 25 countries, including New York and Washington. This is the product of a merger with the company she founded in January 1993, Strategy XXI Group, an international communications and consulting firm, in which she served as Managing Partner. Ms. Mouchly-Weiss was also Vice Chair of the Kreab Group, an international consultancy affiliated with Strategy XXI. Prior to founding Strategy XXI Group, Ms. Mouchly-Weiss was President of GCI International, a division of Grey Advertising. Ms. Mouchly-Weiss is a member of the Committee of 200 and currently serves on the boards of The Friends of the United Nations, the UJA-Federation of New York, the Count-Me-In micro-lending group, the Acumen Fund, the New Israel Fund, and is a Consultant to the Executive Director of UNOP.
As the founder and managing partner of Strategy XXI, Ms. Mouchly-Weiss has executive level experience in marketing and communications issues with an international focus. This skill set brings a diversity of experience to our board. Ms. Mouchly-Weiss also brings a depth of understanding of our Company’s history, having served on the board of our predecessor Viisage Technology, Inc. since its initial public offering in 1996. In addition, Ms. Mouchly-Weiss dedicates substantial time to Board matters, serving as a member of our Compensation Committee and Nominating and Corporate Governance Committee.

The Board of Directors recommends a vote FOR the above-named nominees.

Other Members of the Board of Directors

Including the nominees, the Board of Directors currently consists of 10 directors, each of whom, other than the nominees, is described below. The term of the Class III Directors shall expire at the 2011 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The term of the Class I Directors shall expire at the 2012 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Class III Directors
Milton E. Cooper	71, has served as a director of the Company since August 2006 and previously served on the board of directors of Identix Incorporated (“Identix”) from 2001 through August 2006. Mr. Cooper is a past Chairperson for the Secretary of the Army’s National Science Center Advisory Board. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (“CSC”), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company. Mr. Cooper currently serves as a member of the board of directors of Applied Signal Technology, Inc., a NASDAQ-listed company that provides intelligence, surveillance and reconnaissance solutions, and ePlus Inc., a NASDAQ-listed company that operates technology sales and financing businesses.
Mr. Cooper’s senior executive role at CSC has provided him with expertise in federal government contracting in the technology area. His skills in this area bring a depth of experience to the Board that is directly applicable to a core business for the Company. In addition, Mr. Cooper’s senior-level experience with the federal government provides him with valuable insights into the perspective of a vitally important customer. Having served on the Board of Identix (including as Chairman of the Board) prior to its merger with our predecessor Viisage Technology, Inc. in 2006, Mr. Cooper has nine years of leadership experience with L-1 companies. In addition, Mr. Cooper dedicates substantial time to Board matters, serving as a member of our Nominating and Corporate Governance Committee and our Compensation Committee, the latter of which he has also previously chaired.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Malcolm J. Gudis	68, has served as a director of the Company since August 2006 and formerly served on the board of directors of Identix from 2001 through August 2006. In 1993, he retired as Senior Vice President of Electronic Data Systems Corporation (“EDS”), where he had worked for 22 years. For six of those years, he served as a member of EDS’ Board of Directors, and for eight of those years, he served on EDS’ eight-person Management Board. Mr. Gudis also served as Chief Operating Officer with responsibility for all of EDS’ international and commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy & Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher School of Business at Ohio State University, the board of trustees of The Episcopal School of Dallas where he serves as Chancellor, and numerous charitable and business organizations’ advisory boards.
Mr. Gudis’ executive-level experience at EDS, including in particular with respect to its international operations, provides him with a skill set that is valuable in light of the scope of the Company’s international business. Mr. Gudis brings a substantial level of financial expertise to the Board having served as the Chief Operating Officer of EDS’ International and Global Business interests as well as on the Board of Directors of EDS and each of its independent international entities. Mr. Gudis served on the Board of Identix prior to its merger with our predecessor Viisage Technology, Inc. and has nine years of leadership experience with L-1 companies. In addition, Mr. Gudis dedicates substantial time to Board matters, serving as a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

John E. Lawler	60, has served as a director of the Company since August 2006 and formerly served on the board of directors of Identix from June 2002 through August 2006. Mr. Lawler also served as a director of Visionics Corporation from December 1999 through June 2002. Mr. Lawler has been President of East/West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder and current Chief Executive Officer of Sterling Wealth Management, Inc., a registered investment advisor, and has served on its board of directors since October 1999, currently serving as Chairman. From March 1982 to March 1988, Mr. Lawler served in various executive positions in Washington D.C. public relations firms, including Gray and Company, an advertising, public relations and lobbying firm, for which he served as Chief Financial Officer. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C. Mr. Lawler also serves on the board of directors of NCI, Inc., a NASDAQ listed government integrator company and on the Board of Trustees of two non-profit faith based endowment funds.
Mr. Lawler’s experience as Chief of the Office of Finance of the U.S. House of Representatives, and subsequently at Washington D.C. public relations firms, has provided him with in-depth knowledge of federal government appropriations and legislative procedures that are key to our business. Mr. Lawler also provides financial expertise to our Board. He serves as the Vice Chairman of our Audit Committee and qualifies as an audit committee financial expert under the criteria imposed by the SEC. He also serves as a member of our Nominating and Governance Committee. Mr. Lawler brings to the Board a depth of experience regarding our businesses, having served since 1999 on the boards of companies now affiliated with L-1, including Visionics and Identix. Additionally, Mr. Lawler holds a top-secret clearance, which allows additional access and discussion with certain Company divisions requiring such clearances. As CEO of Sterling Wealth Management, Inc, an investment advisory firm, he brings an understanding of investor relations, analyst reporting, and the perspective of the investment community. As President of East West Financial Services, Inc., he remains abreast of important governance matters for directors of public companies, as a guest speaker, panelist or participant in symposiums with the PCAOB, selected major public accounting firms and the National Association of Corporate Directors.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

B. Boykin Rose	B. Boykin Rose, 60, has served as a director of the Company since August 2006. Mr. Rose currently serves on the South Carolina Education Lottery Commission. He is the former Director of the South Carolina Department of Public Safety. In this capacity, his responsibilities included the State Highway Patrol; the State Transport Police Division including the Size and Weight Enforcement Division; the Criminal Justice Academy and Training Division; the Highway Safety Office; the Division of Motor Vehicles, which includes the Driver Licensing Division; Vehicle Registration; Vehicle Titling; Licensing and Vehicle Enforcement; the Bureau of Protective Services; and the Office of Justice Programs. Prior to assuming his Department of Public Safety assignment, Mr. Rose served as Chairman of the South Carolina Alcoholic Beverage Control Commission. In the late 1980’s, Mr. Rose was a partner in the Washington, D.C. law firm of Proskauer Rose Goetz and Mendelsohn. He formerly served as Associate Deputy Attorney General in the United States Department of Justice, where his assigned areas of responsibilities included the United States Attorneys; the Federal Bureau of Investigations; the Drug Enforcement Administration; Immigration and Naturalization Services; Bureau of Prisons; United States Marshal Service, and other sensitive national security programs of the Department of Justice. Mr. Rose is a member of the Washington, DC and South Carolina Bars.
Mr. Rose’s senior level experience in local, state and federal government provides him with valuable insights in relation to our secure credentialing and law enforcement community business, which is dependent upon maintaining excellent relationships with state and federal agencies. Mr. Rose provides our Board with perspective of a local, state and federal government customer. In addition, Mr. Rose dedicates substantial time to Board matters, serving as a member of our Compensation and Nominating and Corporate Governance Committees.
Class I Directors
B.G. Beck	73, has served as a director of the Company since February 2004. Mr. Beck was the Founder, President and Chief Executive Officer of Trans Digital Technologies Corporation from 1998 until its acquisition by the Company in February 2004. Mr. Beck currently serves as a member of the board of directors of Cardinal Financial Corporation, a provider of comprehensive individual and corporate banking services.
Mr. Beck brings to the Board practical business experience as the founder of a successful secure credentialing business. Under Mr. Beck’s leadership, Trans Digital Technologies became the sole source provider of high security technology and services to the U.S. Department of State for the production of U.S. passports. Mr. Beck’s experience equips him to provide expert input to the Board relating to our secure credentialing business specifically and U.S. government contracting generally.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

James M. Loy	67, has served as a director of the Company since July 2006. Mr. Loy has been Senior Counselor at The Cohen Group since 2005. From 2003 to 2005, Mr. Loy served as Deputy Secretary of Homeland Security. From 2002 to 2003, he was Administrator, Transportation Security Administration. He served as Commandant of the U.S. Coast Guard from 1998 to 2002 and was Coast Guard Chief of Staff from 1996 to 1998. From 1994 to 1996, Mr. Loy was Commander of the Coast Guard’s Atlantic Area. Mr. Loy also serves on the board of directors of Lockheed Martin Corporation.
Mr. Loy’s senior leadership experience at Homeland Security, the Transportation Security Administration and as Commandant of the U.S. Coast Guard has exposed him to a broad range of national security issues which directly impact our business and the products we develop. In addition, Mr. Loy dedicates substantial leadership and time to Board matters, serving as the Chairman of our Compensation Committee and as a member of our Audit Committee.
Peter Nessen	74, has served as a director of the Company since its incorporation in 1996. Since July 2003, Mr. Nessen has served as the President of Nessen Associates Ltd., a non-profit consulting company. From January 2003 to July 2003, Mr. Nessen served as an adviser to the Governor of the Commonwealth of Massachusetts on education matters. Mr. Nessen has been chairman of the board of directors of NCN Financial, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was Dean for Resources and Special Projects at Harvard Medical School. From January 1989 to February 1993, Mr. Nessen was Secretary of Administration and Finance for the Commonwealth of Massachusetts. Prior to that, Mr. Nessen, who is a Certified Public Accountant, worked with Price Waterhouse before starting his own firm, Henry J. Bornhofft Company, which later merged with BDO Seidman.
Mr. Nessen’s senior advisory and leadership positions with the Commonwealth of Massachusetts give him insight into state governmental matters, which are highly relevant to our secure credentialing business in particular. Mr. Nessen has a long history of leadership at our Company, having served on the board of our predecessor Viisage Technology, Inc., since its initial public offering in 1996. Mr. Nessen provides financial expertise to the Board, serving as the Chairman of our Audit Committee and qualifying as an audit committee financial expert under the criteria imposed by the SEC. Mr. Nessen also serves as a member of our Nominating and Corporate Governance Committee, and provides additional leadership by serving as our Lead Director, presiding over executive sessions of the non-management directors pursuant to the listing rules of the NYSE.

CORPORATE GOVERNANCE
Board Independence Standards for Directors

Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.L1id.com, the Board of Directors is required to affirmatively determine that a majority of our directors are independent under the listing standards of the New York Stock Exchange (“NYSE”), the principal exchange on which our common stock is traded.

During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any “categorical standards” for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

As a result of this review, the Board of Directors affirmatively determined that, other than Robert V. LaPenta, all of our directors are independent under the listing standards of the NYSE.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.L1id.com.

Audit Committee

Members of the Audit Committee are Mr. Peter Nessen (Chairman), Mr. John E. Lawler (Vice Chairman), Mr. Malcolm J. Gudis, and Mr. James M. Loy. Following adjournment of our 2010 annual meeting of stockholders Mr. John E. Lawler will act as the Chairman of the Audit Committee and Mr. Peter Nessen will act as the Vice Chairman of the Audit Committee.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to the listing standards of the NYSE and the applicable rules of the SEC, that each member of the Audit Committee is financially literate pursuant to the listing standards of the NYSE and that each of Mr. Peter Nessen and Mr. John E. Lawler meets the additional criteria imposed by the SEC to qualify as an audit committee financial expert.

The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs and (d) the annual independent audit of our financial statements. In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non- audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings.

The Audit Committee met five times in 2009. The Audit Committee regularly holds meetings at which it meets with our independent registered public accounting firm without management present.

Compensation Committee

The members of the Compensation Committee are Mr. James M. Loy (Chairman), Mr. Milton Cooper, Mr. Robert S. Gelbard, Mr. Malcolm J. Gudis, Ms. Harriet Mouchly-Weiss and Mr. B. Boykin Rose. Following adjournment of our 2010 annual meeting of stockholders each of Mr. James M. Loy (Chairman), Mr. Milton Cooper, Mr. Robert S. Gelbard, and Mr. B. Boykin Rose shall be the members of the Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to the listing standards of the NYSE and qualifies as an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee plays an integral role in the Company’s processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee recommends to the Board of Directors the compensation policies and individual compensation decisions for our executive officers and directors, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, except for grants and awards for directors and executive officers, for which a recommendation is made to the Board of Directors. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers.

The Board of Directors has sole decision-making authority with respect to all compensation decisions for our executive officers and directors, including annual incentive plan awards and grants of equity awards. The Board of Directors is responsible for finalizing and approving the performance objectives relevant to the compensation of our Chairman, President and CEO and considers the recommendations of the Compensation Committee in that regard. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our Chairman, President and CEO in light of those objectives.

The Compensation Committee’s recommendations are developed with input from our Chairman, President and CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company’s compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading “Executive Compensation — Compensation Discussion and Analysis”.

To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. PRM Consulting Group has been engaged by the Compensation Committee to obtain independent information, analysis and recommendations respecting compensation matters. In its capacity as outside and independent compensation consultant, PRM Consulting Group reports directly to the Compensation Committee. The Compensation Committee has sole authority to replace PRM Consulting Group, or any other compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard. None of our management participates in the Compensation Committee’s decision to retain the Compensation Committee’s independent consultants.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that PRM Consulting Group, during the course of its engagement by the Compensation Committee, was independent in providing executive compensation consulting services to the Compensation Committee. The scope of PRM Consulting Group’s business is providing executive compensation and human resources consulting services and it does not provide the Board of Directors, the Compensation Committee or the Company, directly or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. PRM Consulting Group did not provide any executive compensation services, pension consulting services or human resource outsourcing services to the Company or management in 2009. As part of its engagement by the Compensation Committee, PRM Consulting Group advised the Chairman of the Compensation Committee of any potential conflicts of interest that could arise and cause PRM Consulting Group’s independence and duty of loyalty to the Compensation Committee to be questioned. In light of these factors, the Compensation Committee does not believe that a formal conflicts policy is necessary at this time.

The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company’s proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

The Compensation Committee met 12 times in 2009.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Robert S. Gelbard (Chairman), Mr. Milton Cooper, Mr. Malcolm J. Gudis, Mr. John E. Lawler, Ms. Harriet Mouchly-Weiss, Mr. Peter Nessen and Mr. B. Boykin Rose. Following adjournment of our 2010 annual meeting of stockholders each of Mr. B. Boykin Rose (Chairman), Mr. Malcolm J. Gudis, Mr. John E. Lawler, Ms. Harriet Mouchly-Weiss and Mr. Peter Nessen shall be the members of the Nominating and Corporate Governance Committee.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, pursuant to the listing standards of the NYSE.

Our Amended and Restated Certificate of Incorporation expressly delegates to the Nominating and Corporate Governance Committee the full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate candidates and nominate persons to stand for election to the Board of Directors or fill vacancies on the Board of Directors or newly created directorships. In addition, the Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors performance.

Our Amended and Restated Certificate of Incorporation provides that the Class III Directors have the right to appoint one additional Director, notwithstanding the other exclusive powers and authorities vested in the Nominating and Corporate Governance Committee. The Amended and Restated Certificate of Incorporation also requires that any increase in the maximum size of the Board of Directors (currently 14 with four vacancies) requires the approval of (A) at least two thirds of the entire Board of Directors and (B) at least two thirds of the independent members of the Board of Directors.

The Nominating and Corporate Governance Committee met five times in 2009.

Criteria for Director Nominees

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	character and integrity;

•	expertise and experience, including leadership qualities and experience, high-level managerial experience in a relatively complex organization or experience dealing with complex problems;

•	ability to provide advice and practical guidance based on experience;

•	independence pursuant to the rules promulgated by the SEC and the listing standards of the NYSE;

•	status as an “audit committee financial expert” or “financially literate” according to the criteria established by the SEC and the NYSE;

•	sound and independent business judgment and commitment to stockholder value;

•	sufficient time to dedicate towards Board of Directors’ activities and towards fulfillment of responsibilities to the Company; and

•	whether the candidate assists in achieving a mix of Board of Directors members that represents a diversity of background and professional experience, including with respect to ethnic background, age and gender.

Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals.

Stockholder Nominations

Our Amended and Restated By-Laws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s annual meeting of stockholders. The Board of Directors has also adopted a formal policy concerning stockholder recommendations of Board of Directors’ candidates to the Nominating and Corporate Governance Committee. This policy is set forth in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website at www.L1id.com. Under this policy, the Nominating and Corporate Governance Committee considers director candidates recommended by stockholders who satisfy the notice, information and consent requirements set forth in the Company’s by-laws. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Secretary at the Company’s principal executive offices at 177 Broad Street, Stamford, CT 06901. A stockholder’s recommendation must be received by the Company (i) no later than the 75th day, nor earlier than the 120th day, prior to the first anniversary of the previous year’s annual meeting of stockholders, (ii) or, in the event that the annual meeting of stockholders is called for a date more than seven days prior to the first anniversary of the previous year’s annual meeting of stockholders, (A) no later than the close of business on the 20th day following the first date on which the date of such meeting was publicly disclosed or (B) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (x) the 20th day following the first date of public disclosure of the date of such meeting or (y) the 75th day prior to the scheduled date of such meeting.

A stockholder’s recommendation must be accompanied by the following information with respect to a stockholder director nominee as specified in the By-Laws (i) the name, age, business address and residence address of the recommended person, (ii) the principal occupation or employment of the recommended person during the past five years, (iii) the class and number of shares of the Company stock beneficially owned by the recommended person on such date, (iv) whether in the past five years the recommended person has (1) filed for bankruptcy, (2) been convicted in a criminal proceeding or named subject of a criminal proceeding, (3) been found by any court of competent jurisdiction to have violated any Federal law or Federal commodities law, and such judgment or finding was not been subsequently reversed, suspended or vacated or (4) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or her or otherwise limiting him or her from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity and (v) the consent of the recommended person to serve as a director of the Company in the event that he or she is elected.

The recommending stockholder must also include in the notice (i) his or her name and address, (ii) the number of shares beneficially owned by him or her on the date of notice and the number of shares beneficially owned by any other stockholder supporting such nomination, (iii) a representation that he or she intends to appear in person at the meeting or that he or she nominates the person specified in the notice and (iv) a description of all arrangements or understanding between him or her and the nominee.

We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See “PROPOSALS BY STOCKHOLDERS” for the deadline for nominating persons for election as directors at our 2011 annual meeting of stockholders.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in understanding and supporting the Company’s business strategy is a key part of its assessment of the appropriate level of risk for the Company. In addition, in 2009, the Company initiated a formal enterprise risk management program to identify, evaluate, monitor and manage the key risks affecting the Company. The Nominating and Corporate Governance Committee has primary oversight of management’s responsibility with respect to the program, and the Board of Directors receives periodic reports from management regarding the program. The Board of Directors also oversees the operation of the Company’s compliance program, including the application and enforcement of the Company’s Code of Business Ethics and Standards of Conduct that is targeted at principal areas of operational, ethical and legal risk for the Company’s operations, and is applicable to all employees, officers and directors of the Company.

While the Board of Directors oversees the Company’s enterprise-wide approach to risk management, various committees of the Board also have responsibility for risk management. The Audit Committee, in connection with its quarterly and annual review of the Company’s financial statements, receives reports from the Company’s Chief Financial Officer and Chief Accounting Officer and the Company’s independent registered public accounting firm regarding significant risks and exposures and will assess management’s steps to minimize them. The Audit Committee also reviews policies and procedures relating to the Company’s handling of its legal affairs and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company’s Chief Legal Officer relating to these matters. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage a level of risk-taking that is consistent with the Company’s business strategy and maximization of shareholder value. Finally, as noted above, the Company’s Nominating and Corporate Governance Committee will be engaged with management respecting the Company’s enterprise risk management program. This program has involved the identification of key potential areas of risk throughout the Company’s business, and has prioritized the top potential risks including potential risks in the categories of competition, management of global growth, managing the transition from the sale of products to the sale of comprehensive security services, program management and execution capabilities, attracting and retention of key resources, cross selling strategies, and market research. The next phase of the program has been initiated by management and involves the development of a formal process for the ongoing monitoring and reporting on these and other risks, as well as training intended to enable the Company’s employees to better address the principal potential areas of risk in the business. In addition, separate and apart from the Company-wide enterprise risk program, the Nominating and Corporate Governance Committee conducts an annual assessment of the Company’s Code of Business Ethics and Standards of Conduct, and assesses compliance matters, ethics and training programs, and certain other relevant legal and regulatory requirements as part of periodic updates from the Company’s Chief Legal Officer.

Board Leadership Structure

Mr. LaPenta serves as our Chairman and Chief Executive Officer pursuant to the terms of his employment agreement with the Company. The Board believes that a dual Chairman and Chief Executive Officer role is appropriate for the Company given the size of the Company, the need for efficiency in our operations and Mr. LaPenta’s close personal involvement in all aspects of our business. In addition, our board structure provides balance to a strong Chairman and Chief Executive Officer role given that all of our directors other than Mr. LaPenta have been determined to qualify as independent directors under the listing rules of the NYSE. In addition, the independent committees of the Board are led by active independent chairmen who maintain direct and frequent contact with relevant officers of the Company including the Chief Financial Officer, Chief Accounting Officer and Chief Legal Officer, who make reports to the independent committees on various matters requiring their expertise. Mr. Nessen serves as the Lead Director of the Board and presides over executive sessions of the non-employee directors at each regularly scheduled Board meeting in accordance with the NYSE listing rules.

The Chairman of the Board provides overall leadership and direction to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the various committee chairmen and the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and shareholders. A more detailed description of the roles and responsibilities of the Chairman of the Board and of the Lead Director is set forth in our Corporate Governance Guidelines.

Stockholders and other parties interested in communicating directly with Mr. Nessen as Lead Director may do so by writing to Mr. Nessen, c/o Secretary, 177 Broad Street, Stamford, CT 06901.

Attendance at Meetings

Board and Committee Meetings

It is our policy that directors are expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

In 2009, the Board of Directors held 11 meetings (including regularly scheduled and special meetings) and took action by unanimous written consent on two occasions. All directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which such director served.

Stockholder Meeting

All of our directors attended our 2009 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Secretary, 177 Broad Street, Stamford, CT 06901. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman and Vice Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone “hotline” operated by an independent party. A copy of our Whistleblower Policy is available on our website at www.L1id.com.

Stockholders and other parties interested in communicating directly with Mr. Nessen or Mr. Lawler as Chairman and Vice Chairman of the Audit Committee, respectively, may do so by writing to Mr. Nessen or Mr. Lawler, c/o Secretary, 177 Broad Street, Stamford, CT 06901.

Code of Business Ethics & Standards of Conduct

We have adopted a Code of Business Ethics & Standards of Conduct (the “Code”), that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the Code are posted on our website at www.L1id.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company’s website at www.L1id.com.

Corporate Governance Policy

We have adopted a Corporate Governance Policy. This policy outlines the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors’ working process. Copies of our Corporate Governance Policy are posted on our website at www.L1id.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2009, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934. None of our executive officers currently serves, or in the past fiscal year has served, on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

The information contained in this proxy statement with respect to the charter of the Audit Committee, the description of the Audit Committee and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such a filing.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Set forth below is certain information as of March 10, 2010, with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of our common stock by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (2) each director and nominee for director, (3) each of the named executive officers named in the Summary Compensation Table under “Executive Compensation,” and (4) all of our executive officers and directors as a group. Unless otherwise stated, the business address of each person listed is c/o L-1 Identity Solutions, Inc., 177 Broad Street, Stamford, CT 06901.

	Securities Beneficially Owned(1)
	Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Shares Outstanding(2)

Principal Securityholders:
Aston Capital Partners L.P.(3)	7,619,047	8.25%
L-1 Investment Partners, LLC(4)	7,619,047	8.25%
Iridian Asset Management LLC(5)	7,662,846	8.30%
Dimensional Fund Advisors LP(6)	5,183,234	5.61%
MHR Institutional Partners III LP(7)	4,859,112	5.26%
Directors:
B.G. Beck(8)	1,128,420	1.22%
Milton E. Cooper(9)	132,287	*
Robert S. Gelbard(10)	58,932	*
Malcolm J. Gudis(11)	103,907	*
John E. Lawler(12)	108,082	*
James M. Loy(13)	42,167	*
Harriet Mouchly-Weiss(14)	82,925	*
Peter Nessen(15)	84,096	*
B. Boykin Rose(16)	42,167	*
Named Executive Officers:
Robert V. LaPenta(17)	13,532,849	14.60%
Chairman, President, and Chief Executive Officer
James DePalma(18)	8,051,225	8.70%
Executive Vice President, Chief Financial Officer and Treasurer
Joseph Atick(19)	1,359,272	1.46%
Executive Vice President, Chief Strategy Officer
Mark S. Molina(20)	494,648	*
Executive Vice President, Chief Legal Officer and Secretary
Joseph Paresi(21)	7,895,234	8.54%
Executive Vice President, Chief Marketing Officer
All Directors and Executive Officers as a Group(22)	18,223,449	19.26%
16 persons

*	Less than 1%.

(1)	The holdings reported in this table for directors and executive officers are based upon information supplied by these individuals to the Company.

(2)	Applicable percentages are based on 92,325,277 shares outstanding as of March 10, 2010.

(3)	The ultimate controlling persons of Aston Capital Partners L.P. (“Aston”) are Robert V. LaPenta, James A. DePalma, Doni L. Fordyce and Joseph Paresi, each of whom is an executive officer of the Company, a managing member of L-1 Investment Partners LLC (“L-1 Partners”), the investment manager of Aston, and a managing member of Aston Capital Partners GP LLC, the general partner of Aston.

(4)	Includes 7,619,047 shares of common stock held by Aston, of which L-1 Partners is the investment manager.

(5)	Based solely on the Schedule 13G/A filed by Iridian Asset Management LLC (“Iridian”), David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”) on January 28, 2010. Effective June 30, 2009 Cohen and Levy indirectly acquired ownership and control of 100% of the equity interest of Iridian from BIAM (US) Inc., an indirectly wholly owned subsidiary of the Governor and Company of the Bank of Ireland. Thus, on that date, Cohen and Levy may be deemed to have acquired beneficial ownership of all shares of Common Stock beneficially owned by Iridian. Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by Cohen, 12.5% by Levy , 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy.

(6)	Based solely on the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2010. In its role as investment advisor sub-advisor or investment manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over shares of common stock owned by Dimensional, its subsidiaries, trusts and accounts. Dimensional disclaims beneficial ownership of such shares.

(7)	Based solely on the Schedule 13G filed by MHR Institutional Partners III LP (“MHR”) on February 13, 2009. MHR Institutional Advisors III LLC (“MHR GP”) is a Delaware limited liability company that is the general partner of MHR and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of MHR. MHR Fund Management LLC (“MHR Fund”) is a Delaware limited liability company that is an affiliate of and has an investment management agreement with MHR, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock of held for the account of MHR and, accordingly, it may be deemed to beneficially own the shares of common stock held for the account of MHR. Dr. Mark H. Rachesky is the managing member of MHR GP and MHR Fund and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of MHR.

(8)	Includes 13,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(9)	Includes 85,140 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(10)	Includes 19,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(11)	Includes 56,760 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(12)	Includes 49,665 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(13)	Includes 18,750 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date

(14)	Includes 38,667 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(15)	Includes 42,500 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(16)	Includes 18,750 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(17)	Includes 371,382 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston, as Mr. LaPenta is a managing member of L-1 Partners. Mr. LaPenta disclaims beneficial ownership of the shares held by Aston.

(18)	Includes 235,180 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston. Mr. DePalma is a managing member of L-1 Partners. Mr. DePalma disclaims beneficial ownership of the shares held by Aston.

(19)	Includes 584,829 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(20)	Includes 365,622 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date.

(21)	Includes 141,607 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010 or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston. Mr. Paresi is a managing member of L-1 Partners. Mr. Paresi disclaims beneficial ownership of the shares held by Aston.

(22)	Consists of 2,292,359 shares of common stock issuable pursuant to stock options which were exercisable as of March 10, 2010, or which become exercisable within 60 days of such date, and 16,031,090 shares of common stock held by the executive officers and directors as a group and deemed to be beneficially held by the directors and executive officers as a group, including 7,619,047 shares of common stock held by Aston.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This section is intended to explain how and why the Board of Directors made decisions with respect to the 2009 compensation of Robert V. LaPenta, our Chairman, President, and Chief Executive Officer (our “CEO”), James A. DePalma, our Executive Vice President, Chief Financial Officer and Treasurer (our “CFO”) and the three most highly-compensated executive officers other than our CEO and CFO who were serving as executive officers on December 31, 2009: Joseph Atick, Executive Vice President and Chief Strategy Officer; Mark S. Molina, Executive Vice President, Chief Legal Officer and Secretary; and Joseph S. Paresi, Executive Vice President and Chief Marketing Officer. The compensation of these five executive officers (the “Named Executive Officers”) is disclosed in the Summary Compensation Table and supplemental tables presented in this proxy statement. The Compensation Discussion and Analysis appearing in this section (the “CD&A”) includes information regarding, among other things, our executive compensation philosophy, objectives and policies, as well as a discussion of each element of compensation.

Introduction

The Company is the trusted provider of solutions and services that protect and secure personal identities and assets. Together, our portfolio of divisions and subsidiaries — the Secure Credentialing Division, Biometrics/Enterprise Access Division, Enrollment Services Division, Spectal/McClendon Division and Advanced Concepts Division, deliver a full range of offerings required for solving the problems associated with managing human identity. Our offerings form the cornerstone for building convenient and secure identification (ID) solutions. Our customers include domestic and international governments, law enforcement and border management agencies, various U.S. military branches, and commercial businesses. The security industry has grown rapidly in recent years and is constantly changing as a result of technological advances, the ever-increasing sophistication of our customers and the demand for comprehensive security solutions. In an effort to maintain our leadership position in identity solutions and to meet ever-changing security needs, we must attract and retain executives who are experienced in the security industry and in running growing global businesses. Our long-term success is dependent on a leadership team with the integrity, skills and dedication necessary to oversee a dynamic organization and the vision to anticipate and respond to emerging market developments. Our executive compensation program is designed to motivate and reward individuals who possess these characteristics.

Summary of Our Executive Compensation Program

Program Objectives

Our executive compensation program is designed to further the Company’s annual and long-term business objectives by providing our executives with compensation that is competitive within our industry sector and that continues to offer an incentive to our executives to enhance the value of our shareholders’ investments. Our annual incentive program links compensation directly to the attainment of both corporate and individual performance objectives established by the Board of Directors on an annual basis. Our long-term incentive awards help to ensure that our executives make a long-term commitment to the growth and profitability of the Company and provide further alignment with stockholder interests.

Compensation-Setting and Review Process

The Board of Directors has sole decision-making authority with respect to all compensation decisions for our executives. The Compensation Committee reviews annually all elements of total direct executive compensation (base salaries, annual incentives, and long-term incentive awards) and makes recommendations regarding any adjustments to base salaries, annual incentive targets and payouts and long-term equity incentive awards to the Board of Directors. The Compensation Committee works with our CEO throughout its deliberations and develops its recommendations with input from our CEO. The recommendations of the Compensation Committee are based on its assessment of the prior year company financial results, competitive market data, and individual performance. In addition, in reviewing the compensation levels for our executives, including the Named Executive Officers, the Compensation Committee considers the Company’s ongoing business strategy and growth. The Compensation Committee also considers each individual executive’s past performance, experience, importance to our business, internal equity, applicable terms of the executive’s employment agreement, prior year adjustments to compensation and historical long-term incentive awards. The Compensation Committee has determined that the Company will continue to require highly experienced leaders, and motivating and retaining qualified executives will remain critical to our future success.

Elements of Compensation

The primary compensation elements for our executives, including the Named Executive Officers, are:

•	base salary;

•	annual incentive awards;

•	long-term equity incentive awards; and

•	retirement and other benefits

In addition, certain executives, including all of the Named Executive Officers, have employment agreements with the Company that provide potential payments and benefits upon termination of employment for a variety of reasons, including following a change in control of the Company. These employment agreements were amended in 2009, as discussed below.

Competitive Market Analysis

In 2009, the Compensation Committee engaged PRM Consulting Group (“PRM”) to provide a competitive market analysis of the compensation of the Named Executive Officers. The competitive market analysis was based on data gathered from published surveys of executive compensation and the compensation of executives in comparable positions at a group of peer companies (the “Peer Group”). In 2009, the Peer Group, which consisted of companies with businesses that compete in the same talent market as the Company, including primarily companies in the technology and government contracting industries and with revenues ranging from approximately 50% to 200% of the Company’s total revenue, was as follows:

•	Ansys, Inc.

•	Bruker Corporation

•	Checkpoint Systems, Inc.

•	Citrix Systems, Inc.

•	Coherent, Inc.

•	Daktronics, Inc.

•	Flir Systems, Inc.

•	Lawson Software, Inc.

•	National Instruments Corporation

•	NCI, Inc.

•	Nuance Communications, Inc.

•	OSI Systems, Inc.

•	Parametric Technology Corporation

•	Quest Software, Inc.

•	Rofin Sinar Technologies, Inc.

•	Tibco Software, Inc.

Other published surveys were consulted for a broader sample of data on government contractors and other companies of similar size in the same industry niches, including the following:

•	Human Resource Association of the National Capital Area and Professional Services Council, Government Contractors Compensation Survey Report

•	Mercer, US Benchmark Database — Executive

•	Radford, Executive Survey Compensation Report

•	Washington Technical Professional Forum, Compensation Survey Report

•	Watson Wyatt, Survey Report on Top Management Compensation

PRM attended Compensation Committee meetings at the invitation of the Committee’s Chairman to present the results of the competitive market analysis and to be available, as necessary, to advise the Compensation Committee with respect to other executive compensation actions taken by the Committee in 2009 and 2010. PRM did not provide any executive compensation services, pension consulting services or human resource outsourcing services directly to the Company or management in 2009, and will not provide any such services other than as directed or approved by the Compensation Committee.

Compensation Actions in 2009 and 2010

Summary

The following is a summary of the actions taken in 2009 and prior to the date of this proxy statement in 2010 affecting the compensation of the Named Executive Officers. Each of these actions was recommended by the Compensation Committee and approved by the Board of Directors. For a more detailed description of these actions, please refer to the sections titled “Base Salary”, “Annual Incentive Awards” and “Long-Term Equity Incentive Awards” immediately following this summary.

•	In February 2009, the Named Executive Officers received annual incentive award payouts under the 2008 Management Incentive Plan. In view of concerns regarding the global economy, after evaluating the Company’s actual financial results against 2008 objectives and taking into account the CEO’s recommendation, the Board of Directors exercised its discretion to approve payouts in amounts that represented 50% (on average) of targeted award levels, reduced from the 75% (on average) of targeted award levels that would have been called for by the plan formula based on actual 2008 performance.

•	Also in February 2009, the Named Executive Officers received long-term equity incentive awards with respect to 2008 performance, consisting of a balanced mix of stock options and restricted shares. The annual incentive and long-term equity incentive awards made in February 2009 were previously discussed in the Compensation Discussion and Analysis included in our 2009 proxy statement.

•	In May 2009, we established target award performance measures under the 2009 Management Incentive Plan, with target award opportunities consistent with the employment agreements of the Named Executive Officers.

•	In July 2009, we amended the employment agreements of certain executives, including the Named Executive Officers, to extend the term of each agreement, which were otherwise due to expire in August 2009. The amendments provided for an increased target annual incentive opportunity and were intended to ensure greater consistency of terms relating to compensation determinations and compensation upon a separation of employment from the Company. The amendments to the employment agreements were previously described in our Current Report on Form 8-K filed with the SEC on August 5, 2009.

•	In September 2009, in connection with the extension of the term of the executive employment agreements, the Named Executive Officers received long-term equity incentive awards. These awards were previously described in our Current Report on Form 8-K filed with the SEC on September 11, 2009.

•	In February 2010, the Named Executive Officers received annual incentive award payouts under the 2009 Management Incentive Plan. In view of the Company’s actual financial results during 2009, which did not meet expectations, and taking into account the CEO’s recommendations, the Board of Directors exercised its discretion to approve payouts in amounts that represented 20% (on average) of targeted award levels, reduced from the 50% (on average) of targeted award levels that would have been called for by the plan formula based on actual 2009 performance.

Base Salary

Each of the Named Executive Officers is party to an employment agreement which specifies the base salary level of each such executive upon the commencement of the term of his agreement. Pursuant to the amended agreements, the Board of Directors may, in its discretion, review and adjust base salaries on an annual basis. Pursuant to the original terms of these agreements, which were not affected in this respect by the amendments, a reduction in base salary would permit the affected Named Executive Officer to resign for Good Reason and receive certain severance payments and benefits, as described in “Potential Payments Following Termination or Change in Control” beginning on page 38 of this proxy statement. The employment agreements were originally entered into in connection with the merger of Viisage and Identix in August 2006, to ensure the retention of these individuals’ services with the combined company.

There have been no changes to the base salaries of the Named Executive Officers since August of 2008. The base salaries earned by the Named Executive Officers during 2009 are reported in the Summary Compensation Table on page 32 of this proxy statement.

Annual Incentive Awards

At the beginning of each year, our CEO develops an annual incentive plan for the year for our executives, including the Named Executive Officers and other key employees (the “Management Incentive Plan” or “MIP”). This plan is then submitted to the Compensation Committee for consideration and approval, and in the case of each executive, the approval of the Board of Directors. The MIP serves to attract, retain and motivate our executives by tying potential cash awards to the achievement of a mix of corporate and individual performance objectives approved by the Board of Directors on an annual basis.

Establishment of Target Award Levels

Under the Management Incentive Plan, target award opportunities for plan participants, which are generally expressed as a percentage of base salary earned for the year, are established by our CEO at the time of hire, promotion or transfer to an eligible position. Factors that are considered in determining a target award opportunity for management personnel include prior award target opportunities and actual payouts, the participant’s last performance rating, exceptional contributions, the market value of the position, job functions, internal pay equity, subsidiary or division performance and requirements of any existing employment agreement.

The annual incentive target award opportunities for the Named Executive Officers are specified in their individual employment agreements. Through August 2009, these target award opportunities were 50% of each Named Executive Officer’s base salary. In connection with the amendment of the employment agreements in July 2009, the Compensation Committee recommended and the Board of Directors approved target award opportunities of 75% of base salary for our CEO and 60% of base salary for each of the other Named Executive Officers. For 2009, any awards would be prorated at 50% of base salary for the first eight months of the calendar year, with the remainder of the year at the current target award levels.

The adjustments to the target award opportunities reflected in the amended employment agreements were based on the results of executive compensation market reviews conducted by PRM commencing in July of 2009. Based on its review of the market comparable compensation data, including published survey sources containing functional position matches of comparable scope to the Named Executive Officers and compensation data from the Peer Group, the Compensation Committee noted that the target annual incentive award opportunities for the Named Executive Officers ranked below the 50th percentile reflected by the published survey and Peer Group data in the aggregate. In addition, it was noted that the market data showed that the target annual incentive award opportunities varied by the Named Executive Officer’s position, particularly as between the CEO and the other Named Executive Officers, while the Company did not provide targets which vary based on the rank of the executive. In formulating its recommended adjustments, the Compensation Committee considered each Named Executive Officer’s market comparables as well as individuals’ role in the Company’s ongoing business strategy and growth. After the adjustment to the target awards opportunities, the Compensation Committee noted that the annual incentive opportunity for each of the Named Executive Officers fell between the 50th and 75th percentiles of the market comparable survey data for each individual’s position, based on the Peer Group and the other published surveys utilized by the Compensation Committee. In approving the adjustments, the Board of Directors believed that they were appropriate in bringing the target annual incentive award opportunities to a market competitive level consistent with the Company’s compensation philosophy.

Target Award Performance Measures for 2009

Award payouts under the Management Incentive Plan are based on the Company’s actual performance for the year measured against one or more corporate objectives (as determined by the Compensation Committee and approved by the Board of Directors) and individual performance for the year measured against one or more individual strategic objectives (as deemed achieved by our CEO, except in the case of his own performance, and approved by the Board of Directors). While the corporate objectives are the same for the majority of all plan participants, they are weighted differently for our executives than for all other participants. For each of the Named Executive Officers, the Company performance component accounted for 60% of his target award opportunity for 2009, reflecting the desire of the Compensation Committee and the Board of Directors to place greater emphasis on the achievement of the Company’s financial objectives for the year, while the individual strategic goals and management discretion components accounted for the remaining 40% of his target award opportunity. The individual performance objectives for each Named Executive Officer consisted of strategic goals tailored to the individual executive’s level and function within the Company.

In May 2009, the Compensation Committee recommended and the Board of Directors approved the Company performance component for the Management Incentive Plan based on the achievement of pre-established revenue and Adjusted EBITDA (as defined below) thresholds. In addition the plan incorporated individual strategic goals described in detail below and a component of management discretion. The table below sets forth the relative weighting of these measures for the target annual award opportunities for the Named Executive Officers. These criteria were selected because of their overall importance to the Company’s success and were weighted based on their relative importance in contributing to the overall success of the Company based on the best judgments of management, the Compensation Committee and the Board of Directors. The Company’s rapid growth strategy called for the achievement of stretch revenue targets with aggressive earnings goals without jeopardizing strategic considerations, such as teamwork between the divisions. This resulted in an equal weighting of the Revenue, Adjusted EBITDA, and individual strategic goals criteria. Due to the difficulty in anticipating future events, and to take into account individual performance outcomes that can vary greatly, the Compensation Committee and the Board of Directors agreed that 10% of the total annual incentive award opportunity be left to management discretion based on qualitative and quantitative factors that can vary by position and individual.

Portion of
Criteria	Award Opportunity

Revenue	30%
Adjusted EBITDA	30%
Individual Strategic Goals	30%
Management Discretion	10%
Total:	100%

In the case of the Named Executive Officers, the revenue and Adjusted EBIDTA measures were based on consolidated Company revenue and earnings before interest, income taxes, depreciation and amortization and after adjustment for stock-based compensation expense (“Adjusted EBITDA”) relating to the Company’s businesses prior to any potential acquisitions that might be finalized in 2009. For the year ended December 31, 2009, the revenue target was set at $725 million and the Adjusted EBITDA target was set at $105 million. The Compensation Committee and the Board of Directors set the targets at levels deemed to be aggressive, requiring great effort, particularly in view of the uncertain economic outlook at the beginning of 2009. These amounts are tied to the Company’s budgeting process and represent a percentage of the budgeted financial goals.

Generally, a 90% threshold performance level is required for any payout under the revenue and Adjusted EBITDA components of the MIP. If this level is not achieved under the revenue and Adjusted EBITDA components, it is still possible to earn an award under the other components of the plan, but only to the degree represented by the relative weight of that component and the degree of achievement. Where the threshold is exceeded, then the payout will increase at designated intervals as the level of performance increases. Meeting the target performance levels for a performance component will result in a target payout, while exceeding the target performance levels may result in a greater payout, subject to the approval of the Compensation Committee and, in the case of our executives, the Board of Directors. Generally the MIP guidelines provide that in no case will a payout exceed 125% of the target payout amount, unless our CEO recommends and the Compensation Committee (or the Board of Directors, as applicable) approves a higher payout in recognition of exceptional performance.

The table below sets forth the potential payout levels for each level of revenue and Adjusted EBITDA achievement under the 2009 MIP, as established by the Board of Directors in May 2009.

	Below 50%	50% - 90%	91% - 99%	100% - 125%
Performance Level:	of Target	of Target	of Target	of Target

Revenue	0	0	75% of Target Award	100% - 125% of Target Award
Adjusted EBITDA	0	0	75% of Target Award	100% - 125% of Target Award
Individual Strategic Goals	0	0-50% of Target Award	0 - 75% of Target Award	100% - 125% of Target Award

The threshold performance levels were selected as the minimum acceptable result for which an incentive award should be paid. As is typical in the design of these plans, this threshold performance level was set below the target performance level to avoid an “all or nothing” outcome that ignored the substantial effort required to achieve the target performance level. The Board of Directors believed that having an “all or nothing” outcome can encourage excessive risk-taking and can result in a disincentive that undermines the ultimate purpose of the plan.

The individual performance component for the Management Incentive Plan was based on the achievement of pre-established individual strategic goals reflecting corporate or business unit objectives. We believe that this approach better aligns individual performance with our corporate, subsidiary and divisional goals for the year. In May 2009, the Compensation Committee recommended and the Board of Directors approved the following individual strategic goals for each of the Named Executive Officers. With respect to Mr. LaPenta, his strategic goals remained the same as in 2008.

•	Mr. LaPenta — set an appropriate “tone at the top” for the Company by demonstrating high ethical values, honesty and integrity; establish and communicate vision, show leadership by attaining a shared vision and high performance among senior management, manage Board of Directors’ relations and execute Board of Directors’ directives, represent the Company among its constituencies, establish short-term and long-term strategies with respect to technologies, products and services, select and monitor management team and develop a succession plan.

•	Mr. DePalma — improve cash collection processes, compensation practices and financial organization. Identify cost effective programs to reduce company costs and implement financing alternatives.

•	Dr. Atick — develop the Middle East and India as a strategic zone. Show progress in terms of developing new relationships and opportunities.

•	Mr. Molina — lead legal efforts on all mergers and acquisitions activity, lead legal efforts to resolve litigation inherited from a prior acquisition, manage outside legal resources on a global basis so as to maximize results and enhance efficiencies.

•	Mr. Paresi — manage international sales staff, identify strategic opportunities worldwide, aid operating units in capturing awards and manage staff to effectively achieve booking objectives.

The individual strategic goals for the Named Executive Officers were intended to balance both quantitative metrics and qualitative goals that would require exceptional performance to attain in full.

Award Payouts

Decisions on award payouts are made after the end of the year based on a review of corporate and individual performance against the pre-established corporate and individual objectives.

In February 2010, our CEO formulated his recommendations for the Compensation Committee with respect to proposed annual incentive award payouts under the 2009 MIP. In developing his recommendations, our CEO reviewed the Company’s performance against the corporate revenue and Adjusted EBITDA objectives for the year, and made subjective assessments of each executive’s performance against his individual strategic objectives. Our CEO determined, and the Compensation Committee concurred, based on the Company’s financial results (without regard to the businesses acquired by the Company in 2009), that the Company achieved approximately 90% of its consolidated revenue objectives and 93% of its consolidated Adjusted EBITDA objective. Based on this financial performance, there would be no potential payment under the revenue component, but there would be a potential payment of 75% of the target award under the Adjusted EBITDA component. In addition, our CEO determined that the Named Executive Officers (other than himself) had met 100% of their individual strategic goals. With respect to our CEO’s individual performance, the Nominating and Corporate Governance Committee conducted his annual performance evaluation, discussed such evaluation with our CEO, and updated the Board of Directors accordingly. Based on these factors, and without applying the 10% management discretion adjustment, which our CEO recommended not be used for 2009, the individual Named Executive Officers would have been entitled to receive approximately 50% of their target annual incentive award opportunities for 2009. However, based on our CEO’s concern that the Company had not met its financial objectives for 2009, he recommended that the annual incentive awards for the Named Executive Officers (including himself) be reduced to approximately 20% of the target amounts. After discussion with our CEO and PRM, the Compensation Committee recommended and the Board of Directors approved the following 2009 MIP award payouts, as well as the portion paid in cash versus equity for each of the Named Executive Officers.

2009 Annual Incentive Awards Paid

		Cash	Stock Units		Options
Name	Total Paid	($)	(#)		(#)

Robert V. LaPenta	$100,000	$0	13,569	*	0
James A. DePalma	$55,000	$0	7,463	*	0
Joseph Atick	$50,000	$50,000	0		0
Mark S. Molina	$45,000	$45,000	0		0
Joseph Paresi	$25,000	$25,000	0		0

*	Both Mr. LaPenta and Mr. DePalma elected to have their 2009 annual incentive award paid in stock units of the Company common stock, the settlement of which has been deferred by Mr. LaPenta and Mr. DePalma as permitted in their respective employment agreements. Each stock unit settles into one share of Company common stock upon meeting the conditions specified in the deferral election. The number of deferred stock units was calculated using the closing sales price of the Company common stock on the NYSE on February 9, 2010.

Long-Term Equity Incentive Awards

Historically, our long-term equity incentive awards have primarily consisted of stock options. We believe that the upside potential in stock options is attractive to our executives and other key employees and that an option’s greater reward for performance and growth orientation compared to other forms of equity compensation is well-aligned with the interests of our stockholders. By providing our executives and other key employees with a direct stake in the Company’s success, these incentives are intended to assure a closer identification of their interests with those of our stockholders, stimulate their efforts on the Company’s behalf and strengthen their desire to remain with the Company. Typically, recommendations for long-term equity incentive awards for our executives, including the Named Executive Officers, are made to the Board of Directors by the Compensation Committee taking into account the recommendations of our CEO, as appropriate. The Board of Directors must approve all stock option grants and other equity awards to executives and directors.

Due to the Compensation Committee’s concerns about the uncertain business environment and, as the year unfolded, the deteriorating stock market, we did not make any long-term incentive awards to our executives or other key employees during 2008 with respect to 2007 performance or otherwise (except for grants to new hires and, in the case of certain Named Executive Officers, awards made in lieu of all or a portion of otherwise earned cash bonus or annual base-pay amounts). Further, the decline in the market price of the Company’s common stock over the course of 2008 led management and the Board of Directors to reconsider the Company’s equity awards program and strategy.

In February 2009, the Compensation Committee recommended and the Board of Directors approved long-term equity incentive awards to our executives, including the Named Executive Officers, and other key employees with respect to 2008 performance consisting of a balanced mix of stock options and restricted share awards. The decision to grant restricted share awards was based on the Board of Directors’ desire, in an uncertain economic climate, to balance the upside potential of stock options (since an executive will realize value from an option only if the market price of the Company’s common stock appreciates and stays above the option’s exercise price for a sustained period) with the attractions of a “full value share” award (since restricted shares, once vested, have an intrinsic value equal to the market price of the Company’s common stock ). The Compensation Committee and the Board of Directors decided that an equal mix of stock options and restricted shares would be an appropriate way to both motivate these individuals and deliver value to them through a competitive compensation package, regardless of future market conditions.

The Compensation Committee and the Board of Directors believe that this mix of long-term equity incentives will motivate our executives to promote the success of the Company’s business, even if the market remains flat or continues to deteriorate in the future. Both the stock options and restricted share awards will vest based on continued service to the Company over four years in equal annual 25% increments. The Compensation Committee and the Board of Directors believe that these vesting requirements help to create and maintain an environment that motivates retention and longevity of our executives and other key employees.

As noted earlier, the Compensation Committee recommended and the Board approved renewed terms and certain other conforming amendments to the employment agreements for the Named Executive Officers in 2009. In conjunction with the extension of the employment terms for the Named Executive Officers, and based on a competitive market review of published survey and Peer Group data provided by PRM, the Compensation Committee recommended, and the Board approved an additional award of stock options and restricted share awards to the Named Executive Officers to fully convey the Board of Director’s confidence and support for the Named Executive Officers on the date of renewal of their employment agreements, but with the stipulation that these awards would be in lieu of any potential ordinary course awards in 2010. In determining the amount of the awards for each individual Named Executive Officer, the Compensation Committee considered applicable comparable market data for such position, the individual’s past performance and future importance to the operations and strategic goals of the Company and internal equity. The February and September 2009 equity awards are presented on an aggregated basis for each Named Executive Officers below:

2009 Long-Term Incentive Awards

				Aggregate
		Restricted		Grant Date
	Total Shares	Shares	Options	Fair Value
Name	(#)	(#)	(#)	($)

Robert V. LaPenta	640,000	320,000	320,000	3,716,053
James A. DePalma	370,000	185,000	185,000	2,148,167
Joseph Atick	360,000	180,000	180,000	2,089,977
Mark S. Molina	250,000	125,000	125,000	1,451,508
Joseph S. Paresi	250,000	125,000	125,000	1,451,508

Equity Award Grant Practices

Stock options and other equity awards are granted under the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan. Generally, stock options and other equity awards are granted to newly-hired employees on the later of either the first day of employment with the Company, or the date the option or award is approved by the Compensation Committee or the Board of Directors, as applicable. Stock options and other equity awards are granted to continuing executives, our other employees and directors on a regular annual basis. In the case of directors, stock options and other equity awards are granted when a new director joins the Board of Directors and then automatically thereafter on an annual basis on the first business day of each calendar year as part of the directors’ total compensation for the year. All awards are effective on the date of approval by the Compensation Committee or the Board of Directors, as applicable, except for annual directors’ awards which are deemed effective automatically on the first business day of each calendar year.

Stock options and other equity awards are considered for grant in accordance with the Company’s Stock Option Grant and Administration Policy as approved by the Board of Directors in December 2006. Recommendations for grants and awards to executives, including the Named Executive Officers, and directors are made to the Board of Directors by the Compensation Committee taking into account management recommendations, as appropriate. The Board of Directors must approve all stock option grants and other equity awards to executives and directors. The Board of Directors retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new executive, for retention purposes or otherwise.

Each stock option grant and other equity award must specify all of the material terms of the grant or award, including the date of grant, exercise price, vesting schedule, term and any other terms or conditions that the Compensation Committee or the Board of Directors deems appropriate. Option grants made to our executives, or any of our other employees or directors, are made with an exercise price equal to the closing sales price of a share of the Company’s common stock on the date of grant. Neither the Board of Directors nor the Compensation Committee can delegate its authority or responsibility with respect to stock option grants to any other subcommittee of the Board of Directors or member of management.

The grant date fair value of the long-term incentive awards made to the Named Executive Officers in 2009 is reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 32 and 34, respectively, of this proxy statement.

Retirement and Other Benefits

We provide a Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan, to our executives and employees, including the Named Executive Officers. This plan permits participants to make pre-tax contributions of up to 90% of their base salary, not to exceed the applicable statutory income tax limitation. In addition, we may make discretionary contributions to the plan in any year, up to certain limits. Historically, the Company has provided a matching contribution equal to 100% of the first 2% and 50% of the next 4% of employee elective contributions; in effect, those employees who make an elective contribution equal to 6% or more receive a 4% matching contribution, subject to the IRS limitations. In 2009, we continued to provide a matching contribution in shares of Company’s common stock based on this formula. The Company’s matching contributions to the accounts of the Named Executive Officers are disclosed in the Summary Compensation Table on page 32 of this proxy statement.

Additional benefits received by our executives, including the Named Executive Officers, include health care benefits, dental, vision, disability and life insurance coverage. These benefits are provided on the same basis as to all of our employees. The Named Executive Officers do not receive any perquisites or other personal benefits except that our executives are eligible for an “executive class” life insurance benefit of $1 million (of which $700,000 is guaranteed). This benefit became available on January 1, 2007. Our standard life insurance benefit for our employees generally provides coverage in an amount equal to two times an employee’s base salary, up to a maximum of $500,000.

Under the terms of their respective employment agreements, both our CEO and CFO have elected to defer the receipt of all or any portion of their annual incentive award payouts if those awards are satisfied in shares of the Company’s common stock. This arrangement is provided to permit these executives the flexibility to defer the obligation to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. We believe that this arrangement is an important retention tool, as many of the companies with which we compete for executive talent provide similar plans or arrangements for their senior employees.

Employment, Severance and Change-in-Control Agreements

Employment Agreements with Our Named Executive Officers

The Company has employment agreements with each of the Named Executive Officers. These employment agreements were entered into in connection with the August 2006 merger of Viisage and Identix and were amended on July 31, 2009 to extend their term and ensure greater consistency of terms relating to compensation determinations and compensation upon a separation of employment from the Company. The employment agreements are intended to provide each executive with job security for the term of the agreement by specifying the reasons pursuant to which their employment may be terminated by the Board of Directors and providing them with certain payments and benefits under certain specified circumstances. These employment agreements also protect the Company’s interests during and following termination of employment by providing specific reasons for termination and by prohibiting the executives from engaging directly or indirectly in competition with the Company, from recruiting or soliciting any executive or employee, from diverting customers to a competitor and from disclosing confidential Company information or business practices.

In the event of a separation of employment in certain specified circumstances, including in connection with a change in control of the Company, the employment agreements provide for the immediate and full vesting of all outstanding stock options and restricted share awards in addition to certain severance payments and other benefits. While each of our Named Executive Officers commenced service with the Company in August 2006, the forms of each individual’s employment agreement, based in some cases on legacy agreements, were not consistent, most significantly in the formulation, timing and terms of payments and other benefits upon a separation of service. In addition, there were inconsistencies as to whether benefits would become payable upon a non-renewal of the agreement or upon death or disability. In order to improve internal equity, and to provide greater assurance to the executives at a time when the management team had shown extraordinary effort to grow the Company over a three year period, the severance benefits were made consistent within the Named Executive Officer group.

If a separation of employment occurs in the context of a change of control, and the payments and benefits to be received by the Named Executive Officers would be subject to an additional excise tax pursuant to Section 4999 of the Internal Revenue Code, the Company is obligated under the employment agreements to pay the Named Executive Officers an additional amount equal to the total of such additional excise tax plus all income and other applicable taxes payable on such additional amount. The effects of these excise taxes generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of this excise tax, we have determined that these payments are appropriate for our Named Executive Officers.

For more information about the severance and change-in-control provisions of the employment agreements, see the discussion of “Potential Payments Upon Termination or Change in Control” and the accompanying tables on pages 38-48 of this proxy statement.

Rule 10b5-1 Trading Plans

Under the Company’s Insider Trading Policy, executives may implement a trading plan under Exchange Act Rule 10b5-1 after pre-clearing the plan with the Company’s Compliance Officer and as long as the plan is entered into when the executive is not in possession of material nonpublic information and during an open trading window (as established under the Insider Trading Policy). Mr. Molina is the Company’s Compliance Officer.

Tax Policies

While we generally seek to ensure the deductibility of the incentive compensation paid to our executives, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practice, our compensation philosophy and the best interests of our stockholders, even if these amounts are not fully tax deductible.

Summary Compensation Table for 2009

The following table sets forth information with respect to the total compensation of the Named Executive Officers for services in all capacities to us and our subsidiaries in 2009.

						Non-Equity
				Stock	Option	Incentive Plan
		Salary	Bonus	Awards	Awards	Compensation	All Other
Name and Principal Positions	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Comp(6)	Total

Robert V. LaPenta	2009	$785,000	—	$2,320,600	$1,395,453	$100,000	$11,384	$4,612,437
Chairman, CEO & President	2008	750,000	—	35,000	—	200,000	9,740	994,740
	2007	618,974	—	—	3,334,796	275,000	9,540	4,234,310
James A. DePalma	2009	395,000	—	1,341,050	807,117	55,000	10,832	2,608,999
EVP, CFO &Treasurer	2008	381,872	—	—	—	110,000	9,740	501,612
	2007	342,244	—	—	1,527,803	150,000	9,540	2,029,587
Joseph Atick	2009	400,000	—	1,304,400	785,577	50,000	10,160	2,550,137
EVP, Chief Strategic Officer	2008	400,000	—	—	—	100,000	9,416	509,416
	2007	400,000	—	—	823,783	150,000	9,217	1,383,000
Mark S. Molina	2009	345,000	—	906,250	545,258	45,000	10,352	1,851,860
EVP, Chief Legal Officer & Secretary	2008	331,872	—	—	—	82,500	9,740	424,112
	2007	298,795	—	—	893,076	130,000	9,540	1,331,411
Joseph S. Paresi	2009	335,000	—	906,250	545,258	25,000	552	1,812,060
EVP, Chief Marketing Officer	2008	328,436	—	—	—	100,000	216	428,652
	2007	292,244	—	—	703,688	100,203	217	1,096,352

(1)	Mr. LaPenta received $750,000 of his base salary in cash and the payment of the remaining $35,000 was satisfied by the issuance of 4,749 shares of the Company’s common stock on February 9, 2010.

(2)	The Company paid no discretionary bonuses to the Named Executive Officers for 2009, 2008, or 2007. Payouts under the Company’s Management Incentive Plan for 2009, 2008 and 2007 are reported in the Non-Equity Incentive Plan Compensation column.

(3)	The amount reported in the Stock Awards column (a) for 2009 represents the aggregate grant date fair value of the Restricted Stock Awards granted in 2009 to our executives, including the Named Executive Officers, as part of the Long Term Incentive Plan with respect to their 2008 performance and in connection with the July 2009 employment agreement renewals; and (b) for 2008 represents the aggregate grant date fair value of a fully vested stock award that Mr. LaPenta received in lieu of cash, in connection with his 2008 annual base salary increase. The number of shares is computed using the closing sale price per share of Company common stock as reported on the NYSE on the date of the approval by the Board of Directors of the respective award.

(4)	The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options granted to the Named Executive Officers during 2009 and 2007. Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in calculating the aggregate grant date fair value amounts for the options granted in 2009 and 2007 are described in note 7 to the Company’s consolidated financial statements as contained in its Annual Report on Form 10-K filed with the SEC on February 26, 2010, and are incorporated herein by reference.

(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts earned by the Named Executive Officers for 2009, 2008 and 2007 under the Company’s annual Management Incentive Plan. With respect to Mr. LaPenta, the indicated amounts reported for 2009, 2008 and 2007 represent 13,569, 27,285 and 20,755 stock units, respectively, the settlement of which Mr. LaPenta has deferred on the terms set forth in his employment contract. With respect to Mr. DePalma, the indicated amounts reported for 2009, 2008 and 2007 represent 7,463, 15,007 and 11,321 stock units, respectively, the settlement of which Mr. DePalma has deferred on the terms set forth in his employment agreement. Each stock unit settles into one share of Company common stock upon meeting specified conditions set forth in the deferral election. With respect to Dr. Atick, the amounts reported for 2009 and 2008 were paid in cash and the amount reported for 2007 was satisfied by the grant of a fully vested option to purchase 12,082 shares of the Company’s common stock with a five-year term and the payment of $100,000 in cash. With respect to Mr. Molina, the amounts reported for 2009 and 2008 were paid in cash and the amount reported for 2007 was satisfied by the grant of a fully vested option to purchase 6,041 shares of the Company’s common stock with a five-year term and the payment of $105,000 in cash. The amounts reported for 2009, 2008 and 2007 for Mr. Paresi were paid in cash. The Company determined the number of shares to be issued to satisfy the awards as described above based on, in the case of the fully-vested options, a Black-Scholes valuation model and, in the case of the stock units, the closing sales price per share of the Company’s common stock as reported on the NYSE on the date the Board of Directors approved such award. The amounts reported were paid in the year following the year during which the amounts were earned. For a description of this plan, see “Annual Incentive Awards” on page 25 of this proxy statement.

(6)	The amounts reported in the All Other Compensation column represent (i) the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan, and (ii) additional premiums paid for executive life and AD&D insurance. Beginning in April 2008, Company matching contributions to the Section 401(k) retirement accounts were made in the form of shares of the Company’s common stock for all participating employees.

Grants of Plan-Based Awards Table for 2009

The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers in 2009 under any plan.

					All Other
					Option
		Estimated		All Other	Awards:	Exercise
		Possible Payouts		Stock Awards	Number of	or Base	Grant Date
		Under		Number of	Securities	Price of	Fair Value of
		Non-Equity		Shares of Stock	Underlying	Option	Stock and
	Grant	Incentive		or Units	Options	Awards	Option Awards
Name	Date	Plan Awards(1)		(#)	(#)	($/Sh)(2)	($)(3)
		Target	Maximum
		($)	($)

Robert V. LaPenta		457,891	572,363
	02/10/09			27,285(4)			200,00
	02/10/09				70,000	7.33	301,553
	02/10/09			70,000			513,100
	09/08/09				250,000	7.23	1,093,900
	09/08/09			250,000			1,807,500
James A. DePalma		210,654	263,317
	02/10/09			15,007(4)			110,000
	02/10/09				35,000	7.33	150,777
	02/10/09			35,000			256,550
	09/08/09				150,000	7.23	656,340
	09/08/09			150,000			1,084,500
Joseph Atick		213,320	266,650
	02/10/09				30,000	7.33	129,237
	02/10/09			30,000			219,900
	09/08/09				150,000	7.23	656,340
	09/08/09			150,000			1,084,500
Mark S. Molina		183,989	229,986
	02/10/09				25,000	7.33	107,698
	02/10/09			25,000			183,250
	09/08/09				100,000	7.23	437,560
	09/08/09			100,000			723,000
Joseph S. Paresi		178,656	223,319
	02/10/09				25,000	7.33	107,698
	02/10/09			25,000			183,250
	09/08/09				100,000	7.23	437,560
	09/08/09			100,000			723,000

(1)	This column shows the target and maximum annual incentive award opportunity for each of the Named Executive Officers under the 2009 Management Incentive Plan. The 2009 Management Incentive Plan does not provide a minimum guaranteed bonus payment. The target award was 75% of base salary earned for the year as provided by Mr. LaPenta’s employment agreement and 60% of base salary earned for the year as provided by each of the remaining Named Executive Officer’s employment agreement. The actual amounts paid to the Named Executive Officers under the 2009 Management Incentive Plan are as follows: Mr. LaPenta — 100,000, Mr. DePalma — 55,000, Dr. Atick — 50,000, Mr. Molina — 45,000, and Mr. Paresi — 25,000.

(2)	This column shows the exercise price for the stock options granted in 2009, which, in the case of all such options, was equal to the closing sales price per share of the Company’s common stock on the NYSE on the grant date.

(3)	For information on the assumptions that were used in calculating these amounts, see Notes 3 and 4 to the Summary Compensation Table on page 32 of this proxy statement.

(4)	Our CEO and CFO elected to receive their 2009 payment under the 2008 Management Incentive Plan in the form of stock units, the settlement of which was deferred in accordance with the terms of their respective employment agreements. Each stock unit settles into one share of the Company’s common stock upon meeting specified conditions set forth in the deferral election.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company has an employment agreement covering one or more compensation items with each of the Named Executive Officers. These agreements were entered into in connection with the merger of Viisage and Identix in August 2006, to ensure the retention of these individuals’ services with the combined company following the transaction. The agreements were amended on July 31, 2009 to extend their term. In connection with these extensions, certain terms of the employment agreements were amended to, among other things, ensure substantially consistent treatment of the executives in respect of compensation determinations and upon a separation of employment from the Company. The material terms of these agreements, as amended, are as follows:

1.	Term. For three years ending on August 29, 2012, with automatic one-year extensions unless either party gives 90 days advance written notice of non-renewal.

2.	Compensation and Benefits. During the term of the agreement, the respective Named Executive Officers are eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $785,000 for Mr. LaPenta, $395,000 for Mr. DePalma, $400,000 for Mr. Atick, $345,000 for Mr. Molina and $335,000 for Mr. Paresi. Such base salaries may be adjusted by the Board of Directors in its discretion based on an annual review. Each annual review will occur after the Company’s year-end results have become available, with any increases in base salary being retroactive to January 1. Each of the Named Executive Officers will receive a lump sum payment in respect of any retroactive adjustments. At the time of the July 2009 employment agreement amendments the Compensation Committee considered the recommendations of our CEO with respect to base salary increases for the Named Executive Officers, but elected to postpone taking action on such recommendations until February 2010. At the February 2010 meeting of the Compensation Committee, the Compensation Committee elected to table further discussion of base salary increases for the Named Executive Officers.

b.	Bonus. An annual bonus with a target payout equal to 75% of base salary for Mr. LaPenta and 60% of base salary for the other Named Executive Officers, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion, based on the achievement of corporate and individual objectives determined by the Board of Directors. Any annual bonus payable to Messrs. LaPenta and DePalma may be paid in stock units at the election of such executive. If paid in stock units, each of Mr. LaPenta and Mr. DePalma have elected to defer the settlement of such units as permitted in his respective employment agreement. Each stock unit settles into one share of the Company’s common stock

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees, and reimbursement of all reasonable expenses incurred by the Named Executive Officer in his performance of services on behalf of the Company.

d.	Equity Compensation. Awards of equity-based compensation during the term are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, the Named Executive Officer or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under “Potential Payments Upon Termination or Change in Control” on pages 38-48 of this proxy statement.

4.	Additional Provisions. Messrs. LaPenta, DePalma and Paresi are permitted to continue to oversee the Aston Capital Partners L.P. investment fund and, with respect to each of Mr. LaPenta and Mr. DePalma, their respective investments in Core Software Technology Corporation.

Outstanding Equity Awards at Fiscal Year-End Table for 2009

The following table sets forth information concerning outstanding unexercised stock options and restricted share awards held by each of the Named Executive Officers as of December 31, 2009.

	Option Awards					Restricted Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(6)

Robert V. LaPenta
7/21/06	2,500	—		16.14	7/21/16
8/29/06	236,250	78,750	(1)	14.55	8/29/16
4/3/07	15,132 (2)	—		16.85	4/3/12
5/9/07	25,000	50,000	(1)	20.01	5/9/17
10/30/07	42,500	85,000	(1)	18.00	10/30/17
11/2/07	7,500	15,000	(1)	18.46	11/2/17
2/10/09		70,000	(1)	7.33	2/10/19	70,000	(5)	524,300
9/8/09		250,000	(1)	7.23	9/8/19	250,000	(5)	1,872,500
James A. DePalma
8/29/06	135,000	45,000	(1)	14.55	8/29/16
4/3/07	8,930 (2)	—		16.85	4/3/12
5/9/07	30,000	30,000	(1)	20.01	5/9/17
10/30/07	30,000	30,000	(1)	18.00	10/30/17
11/2/07	7,500	7,500	(1)	18.46	11/2/17
2/10/09		35,000	(1)	7.33	2/10/19	35,000	(5)	262,150
9/8/09		150,000	(1)	7.23	9/8/19	150,000	(5)	1,123,500
Joseph Atick(3)
6/25/02	212,850	—		13.09	6/25/12
4/23/03	42,570	—		10.02	4/23/13
4/28/04	7,007	—		14.27	4/28/14
4/28/04	30,832	—		14.27	4/28/14
1/26/05	8,183	—		12.22	1/26/15
1/26/05	58,036	—		12.22	1/26/15
8/29/06	20,106	6,702	(1)	14.55	8/29/16
8/29/06	129,894	43,298	(1)	14.55	8/29/16
4/3/07	8,269 (2)	—		16.85	4/3/17
5/9/07	25,000	25,000	(1)	20.01	5/9/17
10/30/07	10,000	10,000	(1)	18.00	10/30/17
2/12/08	12,082 (4)	—		13.25	2/12/18
2/10/09		30,000	(1)	7.33	2/10/19	30,000	(5)	224,700
9/8/09		150,000	(1)	7.23	9/8/19	150,000	(5)	1,123,500

	Option Awards					Restricted Stock Awards
	Number of	Number of				Number of	Market Value
	Securities	Securities				Shares or	of Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option	Option	Stock That	Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)	Vested ($)(6)

Mark S. Molina(3)
4/27/00	3,179	—		29.60	4/27/10
4/27/00	8,645	—		29.60	4/27/10
7/27/00	35	—		29.73	7/27/10
7/27/00	35,439	—		29.73	7/27/10
7/26/01	5,912	—		10.04	7/26/11
7/26/01	17,737	—		10.04	7/26/11
6/25/02	33,110	—		13.09	6/25/12
4/23/03	14,190	—		10.02	4/23/13
2/4/04	28,380	—		11.14	2/4/14
5/13/04	3,049	—		13.32	5/13/14
5/13/04	53,710	—		13.32	5/13/14
1/26/05	2,365	—		12.22	1/26/15
1/26/05	7,095	—		12.22	1/26/15
8/29/06	20,106	6,702	(1)	14.55	8/29/16
8/29/06	92,394	30,798	(1)	14.55	8/29/16
4/3/07	4,135 (2)	—		16.85	4/3/12
5/9/07	15,000	15,000	(1)	20.01	5/9/17
10/30/07	25,000	25,000	(1)	18.00	10/30/17
2/12/08	6,041 (4)	—		13.25	2/12/18
2/10/09		25,000	(1)	7.33	2/10/19	25,000 (5)	187,250
9/8/09		100,000	(1)	7.23	9/8/19	100,000 (5)	749,000
Joseph S. Paresi
8/29/06	87,750	29,250	(1)	14.55	8/29/16
4/3/07	7,607 (2)	—		16.85	4/3/12
5/9/07	20,000	20,000	(1)	20.01	5/9/17
10/30/07	5,000	5,000	(1)	18.00	10/30/17
11/2/07	5,000	5000	(1)	18.46	11/2/17
2/10/09		25,000	(1)	7.33	2/10/19	25,000 (5)	187,250
9/8/09		100,000	(1)	7.23	9/8/19	100,000 (5)	749,000

(1)	These options vest (become exercisable) in four equal annual installments, beginning on the first anniversary of the date of grant.

(2)	These options were granted in connection with the satisfaction of award payouts under the 2006 Management Incentive Plan.

(3)	Grant dates prior to August 29, 2006 for Dr. Atick and Mr. Molina represent option awards attributable to such executive’s service with Identix prior to the merger of Viisage and Identix. These option awards are fully exercisable as a result of accelerated vesting triggered by the merger. The Company assumed these options in the merger.

(4)	These options were granted in connection with the satisfaction of award payouts under the 2007 Management Incentive Plan.

(5)	Restricted stock awards vest (become transferable) in four equal annual installments, beginning on the first anniversary of the date of award.

(6)	Market value is based on the closing sales price of the Company’s common stock on the NYSE on December 31, 2009 (the last trading date of the fiscal year) which was $7.49 per share.

Pension Benefits Table for 2009

The Company does not sponsor any defined benefit pension plans for its employees, including the Named Executive Officers.

Nonqualified Deferred Compensation Table for 2009

The Company does not maintain any nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, the Company permits our CEO and CFO to defer the receipt of their annual incentive award payouts pursuant to the terms of their employment agreements.

The following table sets forth information concerning the nonqualified deferred compensation plans and arrangements of the Named Executive Officers as of December 31, 2009 and the year then ended.

		Executive	Company’s	Aggregate	Aggregate
Name	Plan	Contributions(1)	Contributions	Earnings (Loss)(2)	Balance(3)

Robert V. LaPenta	Election to Defer Annual Incentive Award	$100,000	$—	$(166,010)	$400,490
James A. DePalma	Election to Defer Annual Incentive Award	$55,000	—	(92,803)	221,197

(1)	The amounts reported in this column reflect the bonus deferred in 2010 with respect to 2009 annual incentive awards.

(2)	The amounts reported in this column reflect the increase (or decrease) during 2009 in the market value of the shares of the Company’s common stock underlying the deferred stock units that were determined in 2007 (with respect to 2006 annual incentive awards), in 2008 (with respect to 2007 annual incentive awards) and in 2009 (with respect to 2008 annual incentive awards).

(3)	The amounts reported in this column reflect the market value, as of December 31, 2009, of the shares of the Company’s common stock underlying the deferred amounts that were determined in 2007 (with respect to 2006 annual incentive awards), in 2008 (with respect to 2007 annual incentive awards) and in 2009 (with respect to 2008 annual incentive awards). For Mr. LaPenta, the deferral amounts with respect to the incentive award plan year were: $91,500 (2006), $275,000 (2007), $200,000 (2008) and $100,000 (2009). For Mr. DePalma, the deferral amounts with respect to the incentive award plan year were: $54,000 (2006), $150,000 (2007), $110,000 (2008) and $55,000 (2009). The number of deferred stock units is calculated using the closing per share price of Company common stock on the NYSE on the day the Board of Directors approves each respective annual incentive award.

Potential Payments Following Termination or Change in Control

Under the Company’s employment agreements with Messrs. LaPenta, DePalma, Atick, Molina and Paresi, each of the Named Executive Officers is entitled to payment and benefits upon his termination of employment for specified reasons and in the event of a change in control of the Company. The information below describes and quantifies certain compensation that would be payable to these individuals under the arrangements assuming that the Named Executive Officer’s employment had terminated on December 31, 2009, given the individual’s compensation as of that date. These benefits are in addition to the benefits generally available to the Company’s salaried employees.

Messrs. LaPenta, DePalma, and Paresi:

Termination of Employment.  The executive’s employment may be terminated at any time:

•	by a majority vote of the independent members of the Company’s Board of Directors with Cause (as defined) or without Cause;

•	in the event of the death or disability of the executive; or

•	by the executive’s resignation for Good Reason (as defined) or for no reason.

Termination with Cause or Resignation without Good Reason.  If the executive’s employment is terminated by the Company with Cause or by the executive without Good Reason, the executive will receive the following payments and benefits (any amounts payable under this section will be paid within five business days of the termination date):

•	payments of base salary, any awarded but unpaid annual incentive award for any prior completed fiscal year, and expense reimbursement that had accrued but had not been paid prior to the date of termination;

•	payments for any accrued but unused vacation time; and

•	any benefits due through the date of termination as provided under the Company’s compensation or benefit plans.

Generally, “Cause” means the executive’s (i) willful and continued failure to substantially perform his reasonably assigned duties as an officer of the Company or otherwise perform his obligations under his employment agreement (following a 30-day cure period after receipt of notification of nonperformance); (ii) willful and continued breach of the Company’s Board-approved material corporate policies (following a 30-day cure period after receipt of notification of the breach); (iii) willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company; (iv) willful violation of any federal or state securities laws or the Company’s Insider Trading Policy; or (v) material breach of certain provisions of his employment agreement (following a 30-day cure period after receipt of notification of the breach).

Generally, “Good Reason” means any of the following events or circumstances that occur without the executive’s written consent (following a 30-day cure period after receipt of notification of the event or circumstance):

•	a material change in the executive’s duties, a material diminution in the executive’s position, authority, title, or responsibilities or any change in reporting relationship, or a relocation of his principal base of operations to more than 25 miles from Stamford, Connecticut;

•	a reduction in his base salary or target annual incentive award;

•	the Company’s failure to maintain a material compensation or benefit plan in which he participates (unless a substitute or alternative plan is made available), continue the executive’s participation in these plans on a basis that is materially equal to his current participation, obtain comparable compensation and benefits and termination arrangements from a successor to the Company, to pay compensation and benefit amounts within seven days of the date such compensation or benefits are due;

•	the Company’s failure to obtain the agreement from any successor to the Company to continue to provide the compensation and termination benefits provided for in the agreement; or

•	any other material breach of the employment agreement.

Termination without Cause or Resignation for Good Reason.  If the executive’s employment is terminated by the Company without Cause or if the executive resigns with Good Reason, the executive will receive the following payments and benefits:

•	the payments and benefits described in the section concerning termination with Cause or Resignation without Good Reason;

•	an amount equal to 24 months of the executive’s base salary at the rate in effect at the date of termination;

•	an amount equal to the bonus awarded to the executive for the most recent completed calendar year for which a bonus was determined by the Board of Directors and, if the executive was terminated following the end of a completed calendar year but prior to the determination of the bonus, a bonus in an amount equal to the target level bonus for that calendar year;

•	accelerated vesting of all outstanding but unvested stock options, which will remain exercisable for a period of 36 months after termination, subject to the maximum original term of such options, and the lapse of all restrictions on stock based awards (such as restricted stock awards); and

•	for a 12-month period, COBRA payments or an amount equivalent to COBRA payments required to continue his medical, dental and vision benefits, unless earlier provided by a successor employer, and premium payments or an amount equivalent to the then existing premiums on the executive’s term life insurance.

One-half of the severance payment reflected in the second and third bullet points above is to be paid within five business days of the termination date, with the remainder to be paid on the next business day after the six month anniversary of the termination date.

Death or Disability.  If the executive’s employment is terminated as a result of his death or disability, he (or his representatives) will receive all of the payments and benefits described in the section concerning termination without Cause or resignation for Good Reason, with a dollar-for-dollar reduction for any amounts, net of tax, paid under any life insurance, disability insurance or similar benefits provided by the Company.

Non-Renewal.  Upon any non-renewal of any employment agreement, the relevant executive would receive all of the payments and benefits described in the section concerning termination without Cause or resignation for Good Reason.

Change in Control.  In the event of a Change in Control of the Company during the term of the employment agreement, where the executive’s employment is terminated and the executive can reasonably demonstrate that the termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in anticipation of or as a result of a change in control, the executive will receive all of the payments and benefits described in the section concerning termination without Cause and resignation for Good Reason.

Generally, a “Change in Control” means:

•	an acquisition of 50% or more of (i) the then-outstanding common stock or (ii) the combined voting power of the then-outstanding securities entitled to vote for directors by any person (but not including a restructuring or recapitalization by the Company or an acquisition by a Company-sponsored employee benefit plan);

•	a time when the continuing directors (that is, the directors who were serving when the employment agreement was executed or their duly recommended or endorsed successors) do not constitute a majority of the Board of Directors;

•	a business combination (such as a merger, consolidation, reorganization, or sale of all or substantially all of the Company’s assets), unless, following the business combination, the beneficial owners of the Company’s securities continue to beneficially own a majority of the outstanding securities of the resulting entity and this ownership is substantially in the same proportion as their ownership before the transaction; or

•	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Tax Reimbursement Arrangements.  In the event that any payment or benefit received or to be received by the executive with respect to any equity-based award, bonus or other incentive award payout, or any severance or other plan or arrangement or agreement would be subject to the “golden parachute” excise tax imposed by the federal income tax laws, the Company will pay the executive the additional amount necessary to ensure that the net amount retained by the executive, after deduction of all excise taxes and all taxes on the excise tax payment, as well as any interest, penalties or additions to tax payable by the executive, will be equal to the total present value of the payments intended to be made to the executive at the time these payments are made.

Conditions to Payment.  The payments and benefits provided in the event of a termination of employment without Cause or resignation for Good Reason or following a Change in Control of the Company are contingent upon the executive executing a general release in favor of the Company. In addition, the Company’s obligation to pay any premiums for medical or dental insurance benefits will cease if the executive becomes eligible to receive similar benefits from another employer.

Executive Covenants.  As provided in their employment agreements, Messrs. LaPenta, DePalma and Paresi are subject to (i) confidentiality provisions that prohibit them from disclosing any confidential information of the Company, except in the course of performing their duties for the Company or as required by law, (ii) certain post-employment restrictions on the development of intellectual property rights, during the six-month period following termination and (ii) non-competition provisions that prohibit them, during their employment and for a one-year period following termination of employment, from operating or participating in a business that competes with the Company and from soliciting any of the Company’s employees or customers.

If an executive materially breaches his obligations with respect to the Company’s intellectual property rights or the non-competition provision, the Company may, following a 30-day notice and cure period, cease any Severance Payments made to the executive and recover all prior Severance Payments made to the executive. The Company may also pursue any other legal remedies to rectify the breach.

Dr. Atick

Termination of Employment. Dr. Atick’s employment may be terminated at any time:

•	by the Company for Cause (as defined) or without Cause;

•	in the event of his death or disability; or

•	upon his resignation for Good Reason (as defined) or for no reason (defined as a Voluntary Termination).

Termination for Cause or Voluntary Termination.  Upon termination for Cause or a Voluntary Termination, Dr. Atick will be paid:

•	all accrued but unpaid base salary to the effective date of termination; and

•	any benefits due through the date of termination as required by law or to the extent required under the Company’s benefit plans and any reimbursement of expenses incurred as of the effective date of termination in accordance with Company policy.

Generally, “Cause” means Dr. Atick’s (i) conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime involving fraud or dishonesty against the Company; (ii) willful and continued failure to substantially perform his duties for the Company (following a 30-day cure period after receipt of notification of the breach); or (iii) breach of his employment agreement (following a 30-day cure period after receipt of notification of the breach).

Termination Other Than For Cause; Resignation for Good Reason or Failure to Renew Employment Agreement.  If Dr. Atick’s employment is terminated by the Company without Cause or if he resigns following: (i) any change in Dr. Atick’s duties, responsibilities or title that is materially adverse to and inconsistent with his position (including any change in his duty to report to the CEO); (ii) a decrease in Dr. Atick’s base salary or eligible bonus percentage of base salary or a decrease in the Company’s benefits (other than changes made to the Company’s benefits plans generally made available to Company employees or executives); (iii) an involuntary relocation of his principal place of duties to a place other than Jersey City, New Jersey or New York, New York (or within three miles of Jersey City, New Jersey); (iv) the Company’s giving notice of termination of Dr. Atick’s employment other than as permitted under his employment agreement; (v) the Company’s failure to cause any successor to the Company to expressly assume and agree to perform under the employment agreement; (vi) Change in Control (as defined below) followed by a resignation within 18 months after the Change in Control; or (vii) the then current term of Dr. Atick’s employment agreement is not automatically renewed, then Dr. Atick will be paid:

•	all earned but unpaid base salary, all awarded but unpaid bonus and all accrued but unpaid vacation pay to the effective date of termination;

•	an amount equal to 24 months of Dr. Atick’s base salary at the rate in effect at the date of termination;

•	an amount equal to the bonus awarded to Dr. Atick for the most recent completed calendar year for which a bonus was determined by the Board of Directors and, if Dr. Atick was terminated following the end of a completed calendar year but prior to the determination of the bonus for that calendar year, an amount equal to the target level bonus for that calendar year;

•	accelerated vesting of all outstanding but unvested stock options, which will remain exercisable for a period of 36 months after the termination, subject to the maximum original term of such options, and the lapse of all restrictions on stock-based awards (such as restricted stock awards); and

•	for a 12-month period, COBRA payments or an amount equivalent to COBRA payments to continue his medical, dental and vision benefits, subject to a shorter period if provided by a successor employer, and premium payments or an amount equivalent to then-existing premiums on Dr. Atick’s term life insurance.

One-half of the severance payment reflected in the second and third bullet points above is to be paid within five business days of the termination date, with the remainder to be paid on the next business day after the six-month anniversary of the termination date.

Change in Control.

Generally, a “Change in Control” means:

•	if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	the election to a majority of the seats of the Board of Directors of the Company of candidates who were not proposed by a majority of the Board of Directors in office prior to the time of such election; or

•	the dissolution or liquidation (partial or total) of the Company or a sale of assets involving fifty percent (50%) or more of the assets of the Company and its subsidiaries taken as a whole (other than the disposition of a subsidiary), or a merger, reorganization or other transaction or series of related transactions pursuant to which the holders, as a group, of all of the shares of the Company outstanding after the merger, reorganization or other transaction hold, as a group, less than fifty percent (50%) of the shares of the Company outstanding after the merger, reorganization or other transaction.

Death or Disability.  If Dr. Atick’s employment is terminated as a result of his death or disability, he (or his heirs or legal representatives in case of death) will receive all of the payments and benefits described in the section concerning Termination Other Than For Cause, with a dollar-for-dollar reduction for any amounts, net of tax, paid under any life insurance, disability insurance or similar benefits provided by the Company.

Mr. Molina

Termination of Employment.  Mr. Molina’s employment may be terminated at any time:

•	by the Company for Cause (as defined) or without Cause;

•	in the event of his death or disability; or

•	upon his resignation for Good Reason (as defined) or for no reason (defined as a Voluntary Termination).

Termination for Cause and Voluntary Termination.  Upon termination for Cause or Voluntary Termination, Mr. Molina will be paid:

•	all accrued but unpaid base salary, and all accrued but unpaid vacation pay to the effective date of termination; and

•	any benefits due through the date of termination to the extent required under the Company’s benefit plans or any reimbursement of expenses incurred as of the effective date of termination in accordance with Company policy.

Generally, “Cause” means Mr. Molina’s (i) commission of, conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime or other material conduct or misconduct involving fraud or moral turpitude; (ii) willful and continued failure to substantially perform his duties for the Company (following a 60-day cure period after receipt of notification of the breach); (iii) if Mr. Molina willfully engages in gross misconduct which is materially and demonstrably injurious to the Company; or (iv) willful breach of his employment agreement in any material respect (following a 30-day cure period after receipt of notification of the breach).

Termination Other Than For Cause; Resignation for Good Reason or Failure to Renew Employment Agreement.  If Mr. Molina’s employment is terminated by the Company without Cause or if he resigns following: (i) any change in Mr. Molina’s authority, duties and responsibilities that is materially adverse to and inconsistent with his position; (ii) any change in the reporting structure of the Company, such that Mr. Molina no longer reports to the CEO; (iii) an adverse change in Mr. Molina’s title; (iv) a decrease in Mr. Molina’s base salary or eligible bonus percentage of base salary or a decrease in the Company’s benefits (other than changes made to the Company’s benefits plans generally made available to Company employees or executives); (v) an involuntary relocation to a new location that is more than twenty five miles from Stamford, Connecticut; (vi) the Company’s failure to cause any successor to the Company to expressly assume and agree to perform under the employment agreement in the event of Change in Control or; (vii) the then current term of Mr. Molina’s employment agreement is not automatically renewed, then Mr. Molina will be paid:

•	all earned but unpaid base salary, all awarded but unpaid bonus and all accrued but unpaid vacation pay to the effective date of termination;

•	an amount equal to 24 months of Mr. Molina’s base salary in effect at the date of termination;

•	an amount equal to the bonus awarded to Mr. Molina for the most recent completed calendar year for which a bonus was determined by the Board of Directors and, if Mr. Molina was terminated following the end of a completed calendar year but prior to the determination of the bonus for that calendar year, an amount equal to the target level bonus for that calendar year;

•	accelerated vesting of all outstanding but unvested stock options, which will remain exercisable for a period of 36 months after the termination, subject to the maximum original term of such options, and the lapse of all restrictions on stock-based awards (such as restricted stock awards); and

•	for a 12-month period, COBRA payments or an amount equivalent to COBRA payments to continue his medical, dental and vision benefits, subject to a shorter period if provided by a successor employer, and premium payments or an amount equivalent to then-existing premiums on Mr. Molina’s term life insurance.

One-half of the severance payment reflected in the second and third bullet points above is to be paid within five business days after the termination date, with the remainder to be paid on the next business day after the six-month anniversary of the termination date.

Change in Control.  In the event of any separation of employment with the Company or its successor following a Change in Control, the Company or its successor will pay all costs and expenses arising out of or related to the relocation of Mr. Molina and his family to any location in the mainland United States (or if elected by Mr. Molina, the lump sum cash value thereof).

Generally, a “Change in Control” means:

•	if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	the election to a majority of the seats of the Board of Directors of the Company of candidates who were not proposed by a majority of the Board of Directors in office prior to the time of such election; or

•	the dissolution or liquidation (partial or total) of the Company or a sale of assets involving fifty percent (50%) or more of the assets of the Company and its subsidiaries taken as a whole (other than the disposition of a subsidiary), or a merger, reorganization or other transaction or series of related transactions pursuant to which the holders, as a group, of all of the shares of the Company outstanding after the merger, reorganization or other transaction hold, as a group, less than fifty percent (50%) of the shares of the Company outstanding after the merger, reorganization or other transaction.

Death or Disability.  Pursuant to Mr. Molina’s employment agreement, termination of his employment due to death or disability is equivalent to a “Termination Other Than for Cause”, and will entitle him to the same benefits listed above under “Termination Other Than for Cause”.

The following tables set forth the potential (estimated) payments and benefits to which the Named Executive Officers would be entitled upon termination of employment or following a change in control of the Company, as specified under their employment agreements with the Company.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. LaPenta

	Termination without		In connection with a
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability	of the Company(2)(5)

Accelerated vesting:
Stock options(3)	$76,200	$76,200	$76,200
Restricted stock	$2,396,800	$2,396,800	$2,396,800
Severance payment(4)	$2,227,890	$2,227,890	$2,227,890
Continued medical and dental coverage	$13,539	$13,539	$13,539
Tax liability amounts	—	—	$2,084,521
TOTAL:	$4,714,429	$4,714,429	$6,798,950

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $785,000, a targeted annual incentive award opportunity equal to 75% of his base salary, and outstanding stock option awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table for 2009, on page 36 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2009. The market price of the Company’s common stock on December 31, 2009 (the last trading date of the fiscal year) was $7.49 per share. To the extent the market price of the Company’s common stock exceeds, or is less than, $7.49 per share upon an applicable termination of employment, the value of any acceleration of vesting of stock options and restricted stock awards will be correspondingly greater or less, as the case may be. The same benefits and amounts will be payable upon a failure to renew the agreement prior to the expiration of the term of the agreement.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options and the lapse of restrictions on all restricted stock awards upon a change-in-control. All outstanding stock options will remain exercisable for a period of three years from the date of termination of employment, subject to the maximum original term of such options. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance represents 24 months base salary, plus an amount equal to the bonus paid for 2008 performance, plus the target annual incentive award for 2009, assuming a termination date of December 31, 2009, which would occur prior to the determination of the 2009 annual incentive award. Fifty percent of this payment is to be made five business days after the termination date, with the remainder to be paid on the next business day following the six month anniversary of the termination date.

(5)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement). Upon an actual termination of employment, tax liability amounts would change to reflect base salary and bonus amounts then applicable, and would reflect the then-applicable value of the accelerated vesting of stock-based awards. The tax liability amount reflected in this table is based on the intrinsic value of stock-based awards at a price per share of Company common stock of $7.49.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. DePalma

	Termination without		In connection with
	Cause or Resignation	Death or	a Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability	of the Company(2)(5)

Accelerated vesting:
Stock options(3)	$44,600	$44,600	$44,600
Restricted stock	$1,385,650	$1,385,650	$1,385,650
Severance payment(4)	$1,110,654	$1,110,654	$1,110,654
Continued medical and dental coverage	$13,539	$13,539	$13,539
Tax liability amounts	—	—	$1,129,713

TOTAL:	$2,554,443	$2,554,443	$3,684,156

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $395,000, a targeted annual incentive award opportunity equal to 60% of his base salary, and outstanding stock option awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table for 2009, on page 36 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2009. The market price of the Company’s common stock on December 31, 2009 (the last trading date of the fiscal year) was $7.49 per share. To the extent the market price of the Company’s common stock exceeds, or is less than, $7.49 per share upon an applicable termination of employment, the value of any acceleration of vesting of stock options and restricted stock awards will be correspondingly greater or less, as the case may be. The same benefits and amounts will be payable upon a failure to renew the agreement prior to the expiration of the term of the agreement.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options and the lapse of all restrictions on restricted stock awards upon a change-in-control. All outstanding stock options will remain exercisable for a period of three years from the date of termination of employment, subject to the maximum original term of such options. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance represents 24 months base salary, plus an amount equal to the bonus paid for 2008 performance, plus the target annual incentive award for 2009, assuming a termination date of December 31, 2009, which would occur prior to the determination of the 2009 annual incentive award. Fifty percent of this payment is to be made five business days after the termination date, with the remainder to be paid on the next business day following the six month anniversary of the termination date.

(5)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement). Upon an actual termination of employment, tax liability amounts would change to reflect base salary and bonus amounts then applicable, and would reflect the then-applicable value of the accelerated vesting of stock-based awards. The tax liability amount reflected in this table is based on the intrinsic value of stock-based awards at a price per share of Company common stock of $7.49.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Paresi

	Termination without		In connection with
	Cause or Resignation	Death or	a Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability	of the Company(2)(5)

Accelerated vesting:
Stock options(3)	$30,000	$30,000	$30,000
Restricted stock	$936,250	$936,250	$936,250
Severance payment(4)	$948,655	$948,655	$948,655
Continued medical and dental coverage	$16,969	$16,969	$16,969
Tax liability amounts	—	—	$842,937

TOTAL:	$1,931,874	$1,931,874	$2,774,811

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $335,000, a targeted annual incentive award opportunity equal to 60% of his base salary, and outstanding stock option awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table for 2009 on page 37 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2009. The market price of the Company’s common stock on December 31, 2009 (the last trading date of the fiscal year) was $7.49 per share. To the extent the market price of the Company’s common stock exceeds, or is less than, $7.49 per share upon an applicable termination of employment, the value of any acceleration of vesting of stock options and restricted stock awards will be correspondingly greater or less, as the case may be. The same benefits and amounts will be payable upon a failure to renew the agreement prior to the expiration of the term of the agreement.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options and the lapse of restrictions on all restricted stock awards upon a change-in-control. All outstanding stock options will remain exercisable for a period of three years from the date of termination of employment, subject to the maximum original term of such options. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance represents 24 months base salary, plus an amount equal to the bonus paid for 2008 performance, plus the target annual incentive award for 2009, assuming a termination date of December 31, 2009, which would occur prior to the determination of the 2009 annual incentive award. Fifty percent of this payment is to be made five business days after the termination date, with the remainder to be paid on the next business day following the six month anniversary of the termination date.

(5)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement). Upon an actual termination of employment, tax liability amounts would change to reflect base salary and bonus amounts then applicable, and would reflect the then-applicable value of the accelerated vesting of stock-based awards. The tax liability amount reflected in this table is based on the intrinsic value of stock-based awards at a price per share of Company common stock of $7.49.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Dr. Atick

	Termination without		In connection with
	Cause or Resignation	Death or	a Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability	of the Company(2)(5)

Accelerated vesting:
Stock options(3)	$43,800	$43,800	$43,800
Restricted stock	$1,348,200	$1,348,200	$1,348,200
Severance payment(4)	$1,113,320	$1,113,320	$1,113,320
Continued medical and dental coverage	$6,541	$6,541	$6,541
Tax liability amounts	—	—	$1,184,308

TOTAL:	$2,511,861	$2,511,861	$3,696,169

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $400,000, a targeted annual incentive award opportunity equal to 60% of his base salary, and outstanding stock option awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table for 2009 on page 36 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2009. The market price of the Company’s common stock on December 31, 2009 (the last trading date of the fiscal year) was $7.49 per share. To the extent the market price of the Company’s common stock exceeds, or is less than, $7.49 per share upon an applicable termination of employment, the value of any acceleration of vesting of stock options and restricted stock awards will be correspondingly greater or less, as the case may be. The same benefits and amounts will be payable upon a failure to renew the agreement prior to the expiration of the term of the agreement.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options and the lapse of all restrictions on restricted stock awards upon a change-in-control. All outstanding stock options will remain exercisable for a period of three years from the date of termination of employment, subject to the maximum original term of such options. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance represents 24 months base salary, plus an amount equal to the bonus paid for 2008 performance, plus the target annual incentive award for 2009, assuming a termination date of December 31, 2009, which would occur prior to the determination of the 2009 annual incentive award. Fifty percent of this payment is to be made five business days after the termination date, with the remainder to be paid on the next business day following the six month anniversary of the termination date.

(5)	Assumes a voluntary termination of employment within 18 months of the Change in Control or a termination without Cause or for Good Reason (each as defined in the employment agreement). Upon an actual termination of employment, tax liability amounts would change to reflect base salary and bonus amounts then applicable, and would reflect the then-applicable value of the accelerated vesting of stock-based awards. The tax liability amount reflected in this table is based on the intrinsic value of stock-based awards at a price per share of Company common stock of $7.49.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Molina

	Termination without		In connection with
	Cause or Resignation	Death or	a Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability	of the Company(2)(5)(6)

Accelerated vesting:
Stock options(3)	$30,000	$30,000	$30,000
Restricted stock	$936,250	$936,250	$936,250
Severance payment(4)	$956,488	$956,488	$956,488
Continued medical and dental coverage	$17,239	$17,239	$17,239
Tax liability amounts	—	—	$802,319

TOTAL:	$1,939,977	$1,939,977	$2,742,296

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $345,000, a targeted annual incentive award opportunity equal to 60% of his base salary, and outstanding stock option awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table for 2009 on page 37 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2009. The market price of the Company’s common stock on December 31, 2009 (the last trading date of the fiscal year) was $7.49 per share. To the extent the market price of the Company’s common stock exceeds, or is less than, $7.49 per share upon an applicable termination of employment, the value of any acceleration of vesting of stock options and restricted stock awards will be correspondingly greater or less, as the case may be. The same benefits and amounts will be payable upon a failure to renew the agreement prior to the expiration of the term of the agreement.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options and the lapse of all restrictions on restricted stock awards upon a change-in-control. All outstanding stock options will remain exercisable for a period of three years from the date of termination of employment, subject to the maximum original term of such options. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance represents 24 months base salary, plus an amount equal to the bonus paid for 2008 performance, plus the target annual incentive award for 2009, assuming a termination date of December 31, 2009, which would occur prior to the determination of the 2009 annual incentive award. Fifty percent of this payment is to be made five business days after the termination date, with the remainder to be paid on the next business day following the six month anniversary of the termination date.

(5)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement). Upon an actual termination of employment, tax liability amounts would change to reflect base salary and bonus amounts then applicable, and would reflect the then-applicable value of the accelerated vesting of stock-based awards. The tax liability amount reflected in this table is based on the intrinsic value of stock-based awards at a price per share of Company common stock of $7.49.

(6)	In the event of any separation of employment with the Company or its successor following a Change in Control, the Company or its successor will also pay all costs and expenses arising out of or related to the relocation of Mr. Molina and his family to any location in the mainland United States (or if elected by Mr. Molina, the lump sum cash value thereof).

DIRECTOR COMPENSATION TABLE FOR 2009

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

B.G. Beck	$69,000	$20,760	$—	$—	$89,760
Denis K. Berube(6)	26,956	20,760	—	125,000	172,716
Milton E. Cooper	88,000	20,760	—	—	108,760
Robert S. Gelbard	98,000	20,760	—	—	118,760
Malcolm J. Gudis	106,000	20,760	—	—	126,760
John E. Lawler	115,000	20,760	—	—	135,760
James M. Loy	104,000	20,760	—	—	124,760
Harriet Mouchly-Weiss	87,000	20,760	—	—	107,760
Peter Nessen	134,000	20,760	—	—	154,760
B. Boykin Rose	101,000	20,760	—	—	121,760

(1)	Mr. LaPenta, the current Chairman of the Board of Directors, is not included in this table because, as an employee of the Company, he does not receive any fees for service as a director.

(2)	The Company’s standard fee arrangements for non-employee directors in effect during 2009 included a $40,000 annual cash retainer for service as a director payable in quarterly installments. In addition, the chairs of the Audit, Nominating and Corporate Governance, and Compensation Committees, the Vice-Chair of the Audit Committee, and the Lead Director received a quarterly cash fee of $5,000 for serving in these positions. Non-employee directors were paid $2,000 in cash for attending meetings of the Board of Directors and $1,000 for attending board committee meetings. The following table sets forth the break-down of the fees paid in cash to our non-employee directors during 2009:

Name	Retainer Fees	Chair Fees	Meeting Fees	Total

B.G. Beck	$40,000	$—	$29,000	$69,000
Denis K. Berube(6)	13,956	—	13,000	26,956
Milton E. Cooper	40,000	—	48,000	88,000
Robert S. Gelbard	40,000	20,000	38,000	98,000
Malcolm J. Gudis	40,000	—	66,000	106,000
John E. Lawler	40,000	20,000	55,000	115,000
James M. Loy	40,000	20,000	44,000	104,000
Harriet Mouchly-Weiss	40,000	—	47,000	87,000
Peter Nessen	40,000	40,000	54,000	134,000
B. Boykin Rose	40,000	—	61,000	101,000

(3)	Pursuant to the Company’s standard non-employee director compensation arrangements in effect during 2009, each non-employee director received an annual stock award of 3,000 shares of the Company’s common stock that is payable annually on the first business day of each calendar year. The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the fully-vested stock-based award made to the non-employee directors on January 2, 2009 based on the closing sales price per share of the Company’s common stock on the NYSE on such date.

(4)	The Company did not grant any stock option awards to non-employee directors in 2009. The aggregate number of shares underlying option awards outstanding as of December 31, 2009 for each of the non-employee directors was as follows:

	Number of Shares
	Underlying	Number of Shares
Name	Outstanding Options	Unvested

B.G. Beck	13,000	0
Denis K. Berube(6)	18,000	0
Milton E. Cooper	85,140	0
Robert S. Gelbard	19,000	0
Malcolm J. Gudis	56,760	0
John E. Lawler	49,665	0
James M. Loy	25,000	6,250
Harriet Mouchly-Weiss	38,667	0
Peter Nessen	42,500	0
B. Boykin Rose	25,000	6,250

For a description of our equity award grant practices for directors, see “Long-Term Incentive Awards” in the Compensation Discussion and Analysis on page 30 of this proxy statement.

(5)	Perquisites and other personal benefits provided to each of the non-employee directors in 2009 were, in the aggregate, less than $10,000 per director.

(6)	Mr. Berube’s term as director expired on May 6, 2009 at the Annual Meeting of Stockholders. Accordingly, he received a prorated retainer fee for the second quarter of 2009. Mr. Berube retains beneficial ownership of stock options granted in 2005 or earlier; stock options granted in 2006 expired following a 90 day post-termination period. Mr. Berube continues to receive $125,000 per year under a consulting agreement with the Company that is in effect until January 10, 2012 or until he obtains full-time employment elsewhere.

Standard Fee Arrangements for Non-Employee Directors for 2010

On February 3, 2010, the Board of Directors, based on the recommendation of the Compensation Committee, adopted a new annual compensation program for all non-employee members of the Board of Directors. Effective February 3, 2010, the annual base-level total direct compensation (“TDC”) for each non-employee member of the Board of Directors was increased to $196,000 per annum with $96,000 as an annual cash retainer (payable in equal quarterly installments) and $100,000 in shares of Company common stock. One full board meeting and two committee meetings per quarter (four board and eight committee meetings per annum) will be included without additional charge in the cash retainer. The shares of stock included in the TDC will be granted on the first business day of each calendar year (the exception being February 3, 2010 for this year) and the per share value of each share of Company common stock will be based on the closing price per share of the Company common stock on the NYSE on the date of grant. In recognition that each non employee member of the Board of Directors received a grant of 3,000 fully vested shares of Company common stock on January 6, 2010, the dollar value of shares granted on January 6, 2010 was deducted from the $100,000 of shares of Company common stock granted each non-employee director on February 3, 2010, resulting in a grant of 10,417 restricted shares to each non-employee director. The 10,417 restricted shares granted to each non-employee member of the Board will vest over four years at the rate of 25% annually, so that in the ordinary course, such shares become fully vested after four years from the date of the grant. The vesting of all unvested shares of Company common stock granted under this annual compensation program, in the event of a “change of control” as defined in Mr. LaPenta’s employment agreement, as amended and in effect on the grant date, shall be accelerated to the date of the change of control; furthermore, the vesting of shares shall also accelerate on the date a director terminates service with the Company for any reason other than the director’s willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company or the director’s willful engagement in a violation of any federal or state securities laws; additionally, on the date a director terminates service with the Company, all previously granted stock options shall continue to be exercisable until the earlier of (A) that date which is five years from the date of departure from the Board, or (B) for any particular stock option, the original expiration date of such stock option grant. The following additional compensation shall also be paid: (i) $2,000 per Board meeting attended beyond the four included in TDC; (ii) $1,000 per Board committee meeting attended beyond the eight included in TDC; (iii) $12,500 per annum (payable in equal quarterly installments) for performing as Lead Director; (iv) $12,500 per annum (payable in equal quarterly installments) for serving as chairman of the Audit Committee; (v) $7,500 per annum (payable in equal quarterly installments) for serving as chairman of the Compensation Committee; (vi) $5,000 per annum (payable in equal quarterly installments) for serving as chairman of any other Board committee (currently only Nominating and Corporate Governance Committee); (vii) in the event of any dual chairmanship over any Board committee, the relevant fee will be split equally between the dual chairmen. Additionally, no director shall receive compensation for attending telephonic Board meetings of one hour or less, called for the purpose of providing information updates; provided, however, that any such telephonic call requiring the exercise of independent judgment or discussing subjects substantive and material to the management of the Company or requiring a vote will constitute a meeting subject to appropriate notice and Director compensation as described above. Resolution of any issues related to the interpretation or enforcement of the foregoing terms and conditions will be determined by the Nominating and Corporate Governance Committee.

Certain Relationships and Related Transactions

Private Placement Transaction with Robert V. LaPenta

In connection with our acquisition of Digimarc Corporation in August 2008, we consummated a $120 million private placement transaction. Our Chairman and CEO, Mr. LaPenta, participated in such transaction by purchasing $25 million of our equity securities pursuant to a securities purchase agreement, dated as of June 29, 2008 (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, on August 5, 2008, we issued and sold to Mr. LaPenta 750,000 shares of common stock for $13.19 per share, and 15,107 shares of non-voting Series A Preferred Stock for $1,000 per share, for aggregate consideration of $25 million. In addition, in connection with the Securities Purchase Agreement, we entered into a registration rights agreement providing for a “shelf” registration of the resale of shares of common stock acquired upon the conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock held by Mr. LaPenta were converted into 1,145,337 shares of our common stock at a conversion price of $13.19 per share in May 2009 after we obtained stockholder approval to permit such conversion at our 2009 annual meeting.

Also pursuant to the Securities Purchase Agreement, Mr. LaPenta was entitled to a contractual price protection right to receive up to 2,185 additional shares of Series A Preferred Stock if the volume weighted average price of a share of L-1 common stock as reported by Bloomberg Financial Markets for the 30 consecutive trading days ending on the last trading day prior to June 30, 2009, was less than $13.19. Our stock traded below this threshold and on July 1, 2009, we issued 165,655 shares of Common Stock to Mr. LaPenta upon the conversion of 2,185 shares of Series A Preferred Stock issued to Mr. LaPenta. Accordingly, Mr. LaPenta was issued an aggregate of 1,310,992 shares of common stock upon conversion of shares of Series A Preferred Stock.

Relationship with L-1 Investment Partners, LLC and Aston Capital Partners, L.P.

Investment in the Company.  Aston Capital Partners LP (“Aston”) is a private investment fund organized as a limited partnership and managed by its general partner, Aston Capital Partners GP LLC and L-1 Investment Partners. On December 16, 2005, we issued and sold to Aston, 7,619,047 shares of our common stock at $13.125 per share as well as warrants to purchase shares of our common stock, all of which subsequently expired unexercised. Prior to its investment in the Company, the Company had no other relationships with L-1 Investment Partners and its affiliates, except that Messrs. LaPenta and DePalma were individual investors in the Company. Robert LaPenta, James DePalma, Joseph Paresi and Doni Fordyce directly and indirectly hold all the beneficial ownership in the general partner and L-1 Investment Partners. Aston has had the right on two occasions to demand that we file a registration statement covering the resale of the shares of our common stock held by Aston.

Sublease.  In connection with the relocation of the corporate headquarters of the Company to the offices of L-1 Investment Partners in Stamford, Connecticut, the Company entered into a sublease with L-1 Investment Partners, pursuant to which the Company will pay the rent and other costs payable by L-1 Investment Partners until the earlier of (i) the expiration or termination of the lease or (ii) unless otherwise agreed to by the Company and L-1 Investment Partners, as promptly as practicable but in no event later than 60 days following the date upon which Mr. LaPenta ceases to be Chief Executive Officer of the Company for any reason. The Company estimates the costs to be approximately $720,000 per year. The sublease contains standard representations and warranties by both parties. In addition, the Company covenants to maintain the premises in accordance with the lease; maintain the insurance required to be maintained by L-1 Investment Partners under the lease; use the premises only for the purposes expressly permitted under the lease; and be responsible for obtaining and paying the cost for any utilities the offices require, to the extent that such utilities are not provided by the landlord.

Non-competition Agreement.  The Company and L-1 Investment Partners are party to a non-compete agreement which among other things, prohibits L-1 Investment Partners and its affiliates from directly advising, performing services for, investing in or entering into any other agreement with any person that competes directly or indirectly with us, which includes without limitation in the world-wide biometric, credentialing and ID management business (other than with respect to investments of L-1 and its affiliates specifically identified in such agreement).

Retention of Stone Key Partners LLC

On February 28, 2010 the Company entered into an engagement letter with Stone Key Partners LLC (“Stone Key”), pursuant to which Stone Key will act as a financial advisor to the Company in connection with the Company’s exploration of strategic alternatives to enhance stockholder value. In this context, the Company has also retained Goldman Sachs & Co. (“Goldman”) as an advisor. Both Goldman and Stone Key were selected after a competitive evaluation process involving multiple prospective advisors. In connection with their respective engagements, Goldman and Stone Key may be entitled to receive customary fees from the Company. These fees, a substantial portion of which would become payable in the event a transaction is consummated, would be allocated approximately 58% to Goldman and 42% to Stone Key. Michael J. Urfirer, is a co-owner and co-founder of Stone Key’s parent company, is Co-Chairman and Co-CEO of Stone Key, and is also the husband of Doni L. Fordyce, our Executive Vice President of Corporate Communications. Mr. Urfirer and Stone Key’s other Co-Chairman and Co-CEO hold personal investments in Aston Capital Partners, L.P. as minority limited partners. Certain of our executive officers, including Mr. LaPenta, Mr. DePalma, Mr. Paresi and Ms. Fordyce, control Aston Capital Partners, L.P. through their ownership interest in the general partner. Consideration of strategic alternatives by the L-1 Board of Directors may not result in a sale transaction, therefore there is no assurance that this process will result in a sale of the Company or any other specific transaction pursuant to which Goldman Sachs or Stone Key would earn a fee, and the amount of any such fee cannot currently be estimated.

Proposed Transactions with Alclear LLC

On February 3, 2010, the Company announced that it will be the exclusive provider for the program formerly known as Registered Traveler as a result of Alclear LLC winning the competitive bid for Verified Identity Pass Inc. assets in a bankruptcy auction proceeding. In connection with the transaction, the Company expects to receive a minority equity interest in Alclear in exchange for prior investments and contributions to the program. Mr. LaPenta is also expected to receive a minority equity interest in Alclear through a proposed personal cash investment in Alclear. It is expected that Alclear and L-1 will enter into a multi-year contract pursuant to which the Company will serve as prime integrator. Mr. LaPenta will recuse himself from acting on behalf of the Company in relation to the Company’s commercial dealings with Alclear. The final terms of the Alclear transactions remain subject to negotiation and closing of the asset purchase and the investment and, with respect to the Company’s commercial agreements with Alclear, the approval of the terms of such arrangements by the Nominating and Corporate Governance Committee.

Relationship with Robert LaPenta, Jr.

On April 23, 2007, the Company entered into an employee arrangement with Mr. Robert LaPenta, Jr., the son of the Company’s Chief Executive Officer, to serve as Vice President, M&A/Corporate Development. In 2009, Mr. LaPenta, Jr. received total cash compensation of $191,396 in this capacity. On February 9, 2009, Mr. LaPenta Jr. received a grant of 10,000 shares of restricted common stock and an option to purchase shares of common stock at $7.74 per share, which is the closing sales price per share on the NYSE on such date. On February 8, 2010, Mr. LaPenta Jr. received a grant of 10,000 shares of restricted common stock. All such equity grants vest over four years in equal installments.

Procedures for Approval of Related Party Transactions

Pursuant to the Company’s Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee reviews and approves any material transaction between the Company and any director or executive officer of the Company (or any person or entity controlled by or controlling such director or officer, or in which such director or officer has a direct or indirect material financial interest). Prior to approving any such transaction, the Nominating and Corporate Governance Committee considers whether such transaction is in the best interests of the Company. If the Nominating and Corporate Governance Committee approves the transaction, the Nominating and Corporate Governance Committee reviews the public disclosure of such transaction prior to such disclosure.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) contained in the Company’s 2010 proxy statement and discussed that CD&A with management. Based on the Compensation Committee’s review of, and discussions with, management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted by the Compensation Committee of the Board of Directors.

James M. Loy, Chairman
Milton E. Cooper
Robert S. Gelbard
Malcolm J. Gudis
Harriet Mouchly-Weiss
B. Boykin Rose

The information contained in the foregoing report shall not be deemed to be “filed” or to be “soliciting material” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2009.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU380 — which supersedes SAS 61).

The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP which is required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence. The Audit Committee also concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the Company and its subsidiaries, as described in this proxy statement, is compatible with Deloitte & Touche LLP’s independence.

Conclusion

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

Peter Nessen, Chairman
John E. Lawler, Vice Chairman
Malcolm J. Gudis
James M. Loy

The information contained in the foregoing report shall not be deemed to be “filed” or to be “soliciting material” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2008 and 2009 provided by Deloitte & Touche LLP, our independent registered public accounting firm (amounts in thousands).

	2008	2009

Audit Fees(a)	$2,257	$2,172
Audit-Related Fees(b)	—	59
Tax Fees(c)	79	9

Total:	$2,336	$2,240

(a)	Audit Fees represent fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as services provided in connection with other SEC Filings.

(b)	Represents assurance and other services not directly related to the audit of the consolidated financial statements

(c)	Tax Fees represent fees for professional services related to tax reporting, compliance and transaction services assistance.

PROPOSAL NO. 2
APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN

On March 9, 2010, our Board of Directors adopted, subject to stockholder approval, the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”). The following summary of the 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2010 Plan, which is included as Appendix A to this proxy statement.

Purposes

The purposes of the 2010 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to directors of the Company and employees and consultants of the Company and its affiliates, and to promote the success of our business. Options, stock rights and other stock-based awards may be granted under the 2010 Plan. This will give the Company greater flexibility in providing stock-based incentive compensation to our employees and directors than is currently available under the Company’s existing stock option plans.

Rationale for the Plan

Our long term strategic plan has been to build the scope and size of the Company through acquisitions and organic growth in order to enable the Company to deliver the full range of offerings required for solving problems associated with managing identity. In pursuit of this strategic plan, the Company has been in a rapid stage of growth, with its revenue growing from $66.2 million to $650.9 million in the past five years. Despite difficult market conditions in recent periods, the Company has acquired and effectively integrated a complimentary suite of identity solutions and services businesses which the Company believes will deliver superior stockholder value in future years .

We believe that the shares to be authorized pursuant to the 2010 Plan will allow the Company the flexibility to continue to provide its employees with incentives that create alignment with the interests of stockholders over the longer term. We believe that the number of shares to be authorized pursuant to the 2010 Plan is within the voting power dilution, burn rate, and cost valuation of institutional investors and the proxy advisory firms. In evaluating the authorization of additional shares, we would ask that stockholders consider that the Company has historically evaluated performance based on fundamental financial metrics consistent with its growth strategy, such as growth in revenue and Adjusted EBITDA. The Company believes that the equity awards to its employees and Named Executive Officers, as well as the Chief Executive Officer’s substantial personal equity investment in the Company (approximately $100 million) significantly align long term incentives with stockholder value. In this regard, in making share grants to the Named Executive Officers during 2009, as disclosed in the CD&A and the Company’s prior filings with the SEC, the Compensation Committee has considered the desire to align management incentives with stockholder value over the time horizon needed to execute the growth strategy of the Company, the strike price and vesting schedule of previous grants, retention goals in connection with the renewal of executive employment agreements in July 2009, its goals to maintain compensation at competitive levels and its desire to introduce balance into the equity grant mix by including grants of restricted stock as well as options. In this context, notably there were no equity grants to the Named Executive Officers in 2008 and the September 2009 restricted stock grants to the Named Executive Officers in connection with the renewal of the employment agreements were made in lieu of any ordinary course equity grants in 2010. In addition, there have been no increases in base salaries since August 2008 and annual incentive awards have been paid at levels lower than called for by the plan targets during the past two years.

The Company believes it is essential to obtain authorization for the 2010 Plan in order to retain the ability to continue to provide a market competitive incentive for retention and motivation of key employees.

Administration

The 2010 Plan is administered by the Board of Directors, which may delegate its powers under the 2010 Plan to one or more committees or sub-committees of the Board of Directors. Subject to the provisions of the

2010 Plan, the administrator of the 2010 Plan has authority in its discretion to: (1) determine fair market value of our common stock; (2) select employees, consultants and directors to whom awards may be granted; (3) determine the number of shares covered by awards; (4) approve forms of agreement for use under the 2010 Plan; (5) determine the terms and conditions of awards; (6) determine whether and under what circumstances an option may be settled in cash instead of common stock; (7) prescribe, amend or rescind rules and regulations relating to the 2010 Plan; and (8) construe and interpret the terms of the 2010 Plan and awards granted pursuant to the 2010 Plan.

Shares Subject to the 2010 Plan

The stock subject to options and awards under the 2010 Plan is authorized but unissued shares of our common stock or shares of treasury common stock. The number of shares of common stock that may be issued under the 2010 Plan is 2,500,000 shares. Any shares subject to an award granted under the 2010 Plan that subsequently expire or are terminated unexercised, in the case of an option, or are forfeited and repurchased by us at not more than the price paid by the participant, in the case of restricted stock, may again be the subject of an option or award under the 2010 Plan.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2010 Plan provides that no participant may receive, over the term of the 2010 Plan, awards for more than an aggregate of 1,000,000 shares per calendar year of common stock with respect to which awards may be granted under the 2010 Plan. Stockholder approval of this proposal will constitute stockholder approval of this limitation for Section 162(m) purposes.

Eligibility

Nonstatutory stock options, or NSOs, stock rights and other stock-based awards (other than incentive stock options) may be granted to employees, consultants and directors. Incentive stock options, or ISOs, may be granted only to employees. Each option will be designated in the stock option agreement as either an ISO or an NSO. As of December 31, 2009, we estimate that approximately 2,339 employees, as well as our nine non-employee directors, were eligible to participate in the 2010 Plan. Notwithstanding the terms of any award under the 2010 Plan, in the event of certain misconduct by a participant, all awards to that participant will be terminated and all shares acquired by the participant under the 2010 Plan will be subject to repurchase by us at any time within 180 days after we have knowledge of such misconduct.

Terms and Conditions of Options

Exercise Price.  The exercise price for shares issued upon exercise of options will be determined by the 2010 Plan administrator but may not be less than 100% of the fair market value of the stock underlying the option on the date the option is granted. The exercise price of ISOs granted to a 10% or greater stockholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration.  The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2010 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), consideration received by us under a cashless exercise program implemented by us in connection with the 2010 Plan, or any combination of the foregoing.

Term of Options.  The term of an option may be no more than ten years from the date of grant, except that the term of an ISO granted to a 10% or greater stockholder may not exceed five years from the date of grant.

Separation from Service.  An option is exercisable for no more than three months following separation from service other than by reason of the participant’s death or disability or such other period as set forth in the option agreement. If, on the date of separation from service, a participant is not fully vested, the shares covered by the unvested portion will revert to the 2010 Plan.

Death or Disability.  An option is exercisable for 12 months following death of the participant or separation from service for a disability or such other period as set forth in the option agreement. If, on the date of death or separation from service, a participant is not fully vested, the shares covered by the unvested portion will revert to the 2010 Plan.

Other Provisions.  The stock option agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the 2010 Plan, as may be determined by the 2010 Plan administrator.

Terms and Conditions of Stock Rights

Stock rights.  A stock right is the right to acquire common stock for a purchase price or for no purchase price. Stock rights may be issued either alone, in addition to, or in tandem with, other awards granted under the 2010 Plan and/or cash awards made outside of the 2010 Plan. The grant of a stock right under the 2010 Plan will be evidenced by a stock agreement.

Right of Repurchase.  Unless the 2010 Plan administrator determines otherwise, the stock agreement will give the Company the right to repurchase the stock sold upon the separation of the participant’s service to the Company or upon the failure to satisfy any performance objectives or other conditions specified in the stock agreement. The repurchase price will be the purchase price paid by the participant or such other price as set forth in the stock agreement. The repurchase right will lapse upon such conditions or at such rate as the 2010 Plan administrator may determine and set forth in the stock agreement.

Other Stock-Based Awards

The 2010 Plan administrator will have the right to grant other awards based upon the Company’s common stock, having such terms and conditions as the 2010 Plan administrator may determine, including the grant of shares or units based on certain conditions that afford the participant to receive cash or a number of shares, the grant of securities convertible into common stock, the grant of stock appreciation rights and the grant of dividend equivalent rights. The base price above which appreciation is measured under any other stock-based award, including a stock appreciation right, may not be less than 100% of the fair market value of the stock underlying the award on the date of grant. The grant of any other stock-based award under the 2010 Plan will be evidenced an award agreement.

Performance Goals

Any awards granted under the Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Section 162(m) performance-based awards”). As determined by the Administrator in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

The business criteria to be used for establishing performance goals under any Section 162(m) performance-based award shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service.

In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

Adjustments

Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per Share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall be adjusted by the Company (or alternatively, substituted Awards may be made, if applicable) in a manner that prevents dilution or enlargement of the benefits intended to be made available under the Plan after giving effect to the occurrence of such event; provided that the number of Shares subject to any Award must always be a whole number.

Dissolution or Liquidation.  The 2010 Plan administrator in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to any dissolution or liquidation of the Company. To the extent not previously exercised, an award will terminate immediately prior to the consummation of any proposed dissolution or liquidation.

Change in Control.  Except as otherwise provided in any stock option agreement or stock agreement or other document evidencing an award, in the event of a change in control (as defined), the 2010 Plan administrator, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards, or cancel awards for a cash payment to the participant.

Limits on Transferability

An ISO granted under the 2010 Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or by the laws of descent and distribution following the participant’s death. NSOs, stock rights or other stock-based awards granted under the 2010 Plan may be assigned during a participant’s lifetime to members of the participant’s family or to a trust established for such family members or the participant’s former spouse pursuant to the participant’s estate plan or pursuant to a domestic relations order.

Amendment of Awards

The 2010 Plan administrator may amend, modify or terminate any outstanding awards provided that the participant’s consent to such action must be obtained unless the administrator determines that the action would not materially and adversely affect the participant or is necessary to cause the award to comply with Section 409A of the Internal Revenue Code. Without the prior approval of the Company’s shareholders, options or stock appreciation rights and any other stock-based award that is determined based upon appreciation of equity issued under the 2010 Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price or grant price of a previously granted award or cancelled in exchange for consideration while the per share exercise price is lower than the fair market value of a share of the stock underlying the award, and no amendment shall be made without shareholder approval if shareholder approval is required by applicable laws.

Amendment and Termination of the 2010 Plan

The Board of Directors may at any time amend, alter, suspend or terminate the 2010 Plan. The Board of Directors will obtain stockholder approval of any 2010 Plan amendment to the extent necessary or desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 2010 Plan will impair the rights of any participant, unless mutually agreed in writing.

Tax Withholding

Issuance of shares under the 2010 Plan is subject to withholding of all applicable taxes, and the participants must make arrangements satisfactory to the Administrator that such tax payments be made. Except as otherwise provided in an award agreement and provided the Company’s common stock is registered under the Exchange Act, participants may satisfy such tax obligations in whole or in part by delivery of shares, including shares retained from the award creating the tax obligation, valued at their fair market value.

Federal Income Tax Consequences

Incentive Stock Options — A participant who receives an ISO will generally recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income.

If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the options, gain will be taxable to the participant upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. The Company will not be entitled to a tax deduction arising from the exercise of an ISO if the employee qualifies for such long-term capital gain treatment.

Nonstatutory Stock Options (NSOs) and Stock Appreciation Rights (SAR) — A participant will not recognize taxable income for federal income tax purposes at the time an NSO or SAR is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price for an NSO, or base price, for an SAR, and the fair market value of the shares on the date of exercise of the NSO or cash or shares received upon the exercise of the SAR. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized income upon exercise of the NSO or the SAR.

The participant’s basis in any shares acquired upon the exercise of an NSO or SAR will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of any shares obtained upon exercise of an NSO or SAR settled in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

Stock Rights — The federal income tax consequences of a stock right will depend on how the award is structured. A participant will recognized ordinary income on the grant of an award of unrestricted Shares equal to the excess of the fair market of each Share subject to the Stock Right over the purchase price paid by the participant. If the award is structured as a restricted share award (i.e., with transfer restrictions and a right of repurchase by the Company), then unless a participant makes a voluntary filing under Section 83(b) of the Code to recognize ordinary income on the date the award is granted, a participant granted a restricted stock award will recognize ordinary income on the excess of the fair market of each Share subject to the Stock Right over the purchase price paid by the participant on the date restrictions lapse. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

Other Stock Based Awards other than SARs; Dividend Equivalents — The tax consequences of other stock based awards depends upon how the awards are structured. Generally, an award such as deferred Stock or Stock Units that involves a deferral will cause a participant to recognize income on the date the award is paid or “constructively received” by the participant, provided the award complies with Section 409A of the Code. Likewise, dividend equivalents will cause a participant to recognize income on the date the award is paid or “constructively received” by the participant. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

The Board of Directors recommends that the 2010 Plan be approved by the stockholders.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2010. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010. Deloitte & Touche LLP is currently our independent registered public accounting firm.

The Board of Directors recommends a vote FOR this proposal.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2009 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to stockholders upon payment of photocopying charges.

PROPOSALS BY STOCKHOLDERS

In order to include information with respect to a stockholder proposal in the Company’s proxy statement and related form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934.

Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2011 annual meeting of stockholders must be received by us at 177 Broad Street, Stamford, CT 06901, Attention of Mark S. Molina, Secretary, no later than November 16, 2010. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2011 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our By-Laws and our rules and regulations no later than February 19, 2011. Any proxies solicited by the Board of Directors for the 2011 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (iii) the class and number of shares of the Company which are held of record, beneficially owned or represented by proxy by the stockholders and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, (iv) any material interest of the stockholder in such proposal and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, in his or her capacity as a proponent to a stockholder proposal.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors.

ROBERT V. LAPENTA
Chairman of the Board,
President and Chief Executive Officer

Appendix A

L-1 IDENTITY SOLUTIONS, INC.
2010 LONG-TERM INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this 2010 Long-Term Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Consultants and Directors to promote the success of the Company’s business. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Options, Stock Rights, Dividend Equivalent Rights and other stock-based awards may be granted under the Plan.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or the Committee responsible for administering the Plan, as applicable, in accordance with Section 5 hereof, and any person to the extent of duties specifically delegated to such person by the Board or the Committee.

(b) “Affiliate” means any person that indirectly through one or more intermediaries or directly controls, is controlled by, or is under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity based plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d) “Award” means any Option, Stock Right, Dividend Equivalent Right or other stock-based award granted pursuant to the Plan.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Change in Control” means the occurrence of any one of the following:

(i) any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company or any Affiliate) shall acquire (or shall have acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii) During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Board or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

(iii) Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iv) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company’s common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of the Company’s common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

For purposes of this Section 2(b), “Continuing Directors” shall mean (x) the directors of the Company in office on the Effective Date and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed, at the time of his or her nomination or election, by a majority of the Continuing Directors on the Company’s Nominating and Corporate Governance Committee (or if the Board shall then have the authority to nominate members to serve on the Board endorsed by the Continuing Directors on the Board).

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. References to any particular Code section shall include any successor section.

(h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 5(b) hereof that is comprised of solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

(i) “Common Stock” means the Common Stock, $.001 par value per share, of the Company.

(j) “Company” means L-1 Identity Solutions, Inc., a Delaware corporation.

(k) “Consultant” means an individual who performs bona fide services for a Related Company, other than an Employee or Director.

(l) “Director” means a member of the Board.

(m) “Disability” means “total and permanent disability” as defined in Section 22(e)(3) of the Code.

(n) “Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on dividends that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

(o) “Effective Date” has the meaning described in Section 3.

(p) “Employee” means any individual, including an Officer or Director, who is a common-law employee of a Related Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. References to any particular Exchange Act section shall include any successor section.

(r) “Exercise Price” or “Purchase Price” means the per Share price to be paid by a Participant or Purchaser to exercise an Option or acquire a Share pursuant to a Stock Right.

(s) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any national securities exchange registered with the Securities and Exchange Commission, its Fair Market Value shall be the closing sales price for a share of such stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotations were available), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of Common Stock on the last market trading day prior to the day of determination (or, if there are no quotes on that day, on the last day preceding such date for which quotes were available); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(u) “Nonstatutory Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means an option to purchase Shares of Common Stock granted pursuant to the Plan.

(x) “Optioned Stock” means the Common Stock subject to an Option or a right to purchase Common Stock pursuant to a Stock Right.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as a defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Plan” means this 2010 Long-Term Incentive Plan.

(bb) “Purchased Shares” means the shares of Common Stock purchased by a Participant pursuant to his or her exercise of an Option or acquired pursuant to Stock Right, including, without limitation, Shares granted to a Participant for no consideration.

(cc) “Purchaser” means a Participant who has acquired, or is seeking to acquire, Purchased Shares pursuant to a Stock Right or the exercise of a Stock Option.

(dd) “Related Company” means and includes the Company and the Parent and any Subsidiaries of the Company.

(ee) “Restricted Shares” means unvested shares of Common Stock acquired pursuant to an Award which are subject to a Right of Repurchase.

(ff) “Right of Repurchase” means the right of the Company to repurchase Restricted Shares issued pursuant to any Award.

(gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh) “Service” means the Participant’s performance of services for a Related Company in the capacity of an Employee, Consultant or Director.

(ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 hereof.

(jj) “Stock Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. A Stock Option Agreement is subject to the terms and conditions of the Plan.

(kk) “Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Right. A Stock Agreement is subject to the terms and conditions of the Plan.

(ll) “Stock Right” means the right of a Participant to purchase Common Stock or the grant of Common Stock subject to certain restrictions, pursuant to Section 10 hereof.

(mm) “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly, whether now or thereafter existing, as defined in Section 424(f) of the code.

(nn) “10% Stockholder” means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.

3. Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

4. Stock Subject to the Plan.

(a) Number of Shares.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is 2,500,000 Shares, all of which, in the discretion of the Administrator, may be granted as Incentive Stock Options. The Shares may be authorized but unissued shares or treasury shares. If an Award under this Plan expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares granted under the Plan are forfeited and repurchased by the Company at not more than the price paid by the Participant therefor, such Shares shall become available for future Awards under the Plan.

(b) Per-Participant Limit.  Subject to adjustment under Section 13, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5. Administration of the Plan.

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board or, as delegated by the Board, by another Administrator shall be made in the Board’s or Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by Applicable Laws, the Board or Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.

(c) Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or executive officer, the specific duties delegated by the Board to such Committee or executive officer, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder, and to modify such terms and conditions to the extent permitted by the terms of the Award and Section 15(k). Such terms and conditions may include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), vesting (including acceleration of vesting), acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine that are consistent with the terms of the Plan;

(vi) to prescribe, amend and rescind rules relating to the Plan; and

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

6. Eligibility.

(a) Nonstatutory Stock Options, Stock Rights, Dividend Equivalent Rights and other stock-based awards (other than Incentive Stock Options) may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees.

(b) Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

7. Term of Option.  The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.

8. Option Exercise Price and Consideration.

(a) The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator but no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that, in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company, (ii) when the Common Stock is registered under the Exchange Act, other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (iv) any combination of the foregoing methods of payment.

9. Exercise of Option.

(a) Procedure for Exercise.  Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Stock Option Agreement. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Stock Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Separation from Service.  If a Participant separates from Service other than by reason of the Participant’s death or Disability, such Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of separation from Service (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s separation from Service. If, on the date of separation from Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after separation from Service, the Participant does not exercise his or her Option within the time specified by the Administrator in the Stock Option Agreement or, in the absence thereof, in this Section 9(b), the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant.  If a Participant separates from Service as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of separation from Service (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s separation from Service as the result of the Participant’s Disability. If, on the date of separation from Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after separation from Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement or, in absence thereof, in this Section 9(c), the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant.  If a Participant dies while an Employee, Consultant or Director, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s separation from Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified in the Stock Option Agreement or, in absence thereof, in this Section 9(d), the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Unvested Shares.  The Administrator shall have the discretion to grant Options which are exercisable for Restricted Shares. Should the Participant separate from Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Administrator and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares. The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the Stock Option Agreement or other document evidencing such repurchase right.

10. Stock Rights.

(a) Stock Rights.  A Stock Right is the right to acquire Common Stock for a Purchase Price or with no Purchase Price (however, if there is no Purchase Price the Common Stock is newly issued, the Participant shall be required to pay par value for the Common Stock). Stock Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Upon the grant of a Stock Right, the Administrator shall advise the Participant in writing of the terms, conditions and restrictions related to the grant, including the number of Shares subject to the Stock Right, the Purchase Price (if any), and, if applicable, the time within which the Participant must accept the offer to acquire the Common Stock pursuant to the Stock Right. The Stock Right shall be evidenced by a Stock Agreement in the form determined by the Administrator.

(b) Right of Repurchase.  Unless the Administrator determines otherwise, a Stock Agreement shall grant the Company a Right of Repurchase exercisable upon the Purchaser’s separation from Service with the Company for any reason (including death or Disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Agreement. Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Administrator in the Stock Agreement, for such period as the Administrator shall determine. The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the amount paid by the Purchaser or such other price determined by the Administrator and set forth in the Stock Agreement. The Right of Repurchase shall lapse upon such conditions or at such rate as the Administrator may determine and set forth in the Stock Agreement.

Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank. Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect. If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the Company does not exercise its Right of Repurchase within the time period set forth in the Stock Agreement, the Right of Repurchase shall terminate and be of no further force and effect.

The Administrator may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares. Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s or Purchaser’s separation from Service or the attainment or non-attainment of the applicable conditions.

(c) Other Provisions.  The Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

11. Other Stock-Based Awards.  The Administrator shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including the grant of Shares or units which afford the Participant the right to receive cash or a number of Shares determined based on the value of a Share, in either case upon the passage of time or the attainment of certain conditions, the grant of securities convertible into Common Stock, and the grant of stock appreciation rights

(provided the base price above which appreciation is measured under any other stock-based award, including a stock appreciation right, shall be no less than 100% of the Fair Market Value of the stock underlying the Award on the date of grant). Each other stock-based Award shall be set forth in a written agreement between the Company and the Participant which evidences the terms and conditions of the grant and shall otherwise be subject to the terms and conditions of the Plan.

12. Dividend Equivalent Rights; Interest Equivalents

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee in tandem with another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in an Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted in tandem with another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted in tandem with another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the Award.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s separation from Service for any reason.

13. Adjustments Upon Changes in Capitalization or Dissolution or Change in Control.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and Exercise Price per share subject to each outstanding Award, (iv) the price per Share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall be adjusted by the Company (or alternatively, substituted Awards may be made, if applicable) in a manner, in the Administrator’s sole discretion, that prevents dilution or enlargement of the benefits intended to be made available under the Plan after giving effect to the occurrence of such event; provided that the number of Shares subject to any Award must always be a whole number.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Right of Repurchase applicable to any Restricted Shares acquired upon exercise of an Option or Stock Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.

(c) Change in Control.  Except as otherwise provided in any Stock Option Agreement or Stock Agreement or other document evidencing an Award, in the event of a Change in Control when any unexercised or unsettled Award or any Restricted Shares remains outstanding, the Administrator may in its discretion apply one or more or any combination of the following provisions:

(i) the Administrator may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option or right or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or

(ii) the Administrator may, subject to the provisions of clause (iv), after a Change in Control, permit a holder of an Award immediately prior to such effective date, to receive in lieu of Shares of Common Stock, shares of stock or other securities or other consideration as the holders of Common Stock received pursuant to the terms of the Change in Control, provided, that the receipt of cash consideration in respect of an Option or stock appreciation right shall not be made contingent upon whether the Option or right has been exercised; or

(iii) the Administrator may waive any discretionary limitations imposed with respect to an Award so that some or all Options or Stock Rights, from and after a date prior to the effective date of the Change in Control as specified by the Administrator, are exercisable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or

(iv) the Administrator may cause any outstanding Options or other Awards that must be exercised to realize the value of the Award to be canceled as of the effective date of the Change in Control, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award shall have the right to exercise the Award in full (to the extent then vested and exercisable) prior to or contemporaneous with the effective date of such Change in Control.

14. Section 162(m) Performance-Based Awards.  Any awards granted under the Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Section 162(m) performance-based awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

The business criteria to be used for establishing performance goals under any Section 162(m) performance-based award shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service. In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

The Committee shall set forth in writing a Section 162(m) performance-based award, no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such period has elapsed, the performance goals applicable to the performance period and an objective formula or standard for computing the amount of compensation payable to the participant if such performance goals are obtained and the individual employees or class of employees to which the performance goals apply. The measurement of performance against goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis.

A Section 162(m) performance-based award shall not be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

15. General Provisions Applicable to Awards.  Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:

(a) Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award unless the Administrator designates a later date for such Award. The Administrator will give notice of the determination to each Employee and Director to whom an Award is so granted within a reasonable time after the date of such grant.

(b) No Rights to Employment or Other Status.  Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause

(c) Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee, that is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement.

(f) Compliance with Section 409A.  To the extent an Award is subject to the requirements of Section 409A of the Code and related Department of Treasury guidance (“Section 409A”), then the applicable agreement evidencing such Award and the Plan shall be interpreted and construed and administered in a manner such that the Award does not result in the imposition of additional tax under Section 409A. In particular, if any Award is subject to Section 409A, then notwithstanding any provision herein to the contrary, (i) the Plan shall not permit the acceleration of, or changes in, the time or schedule of any distribution related to such Award, except to the extent consistent with the requirements of Section 409A and (ii) any payment in respect of such Award that is otherwise payable to a Participant who is a “specified employee” of the Company upon his or her separation from Service shall be delayed to the first day of the month following expiration of the six month period following the Participant’s separation from Service, to the extent required by Section 409A. In the event the Committee determines that any amounts payable hereunder will result in the imposition of additional tax on the Participant under Section 409A prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of additional tax under Section 409A.

(g) Rights as a Stockholder.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award. The Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 hereof.

(h) Conditions on Delivery of Shares.  The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.

(i) Amendment of Award.  The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, except as provided in Section 15(f), the Participant’s consent to such action shall be required unless the Administrator determines that the action would not materially and adversely affect the Participant; and provided, further, that without the prior approval of the Company’s shareholders, Options or stock appreciation rights and any other stock-based Award that is determined based upon appreciation of equity issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the Exercise Price or grant price of a previously granted Award or cancelled in exchange for consideration while the per share Exercise Price is lower than the Fair Market Value of a share of the stock underlying the Award, and no amendment shall be made without shareholder approval if shareholder approval is required by Applicable Laws.

(j) Withholding Taxes.  Each Participant shall pay to the Company, or make provisions satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(k) Cancellation and Forfeiture for Misconduct.  Notwithstanding the terms of any Award or other provision of the Plan, in the event of any Misconduct by the Participant or Purchaser (whether before or after the Purchaser’s separation from Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder and (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company at any time within 180 days after the occurrence of such Misconduct or, if later, 180 days after the Company has knowledge of such Misconduct. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 15(k) shall be equal to the purchase price originally paid by the Participant or Purchaser for such Shares. The following shall constitute “Misconduct” by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and provisions relating to confidential information and intellectual property rights.

(l) Limits on Transferability of Awards.  An Incentive Stock Option shall be exercisable only by the Participant during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. A Nonstatutory Stock Option, Stock

Right, Dividend Equivalent Right or other stock-based Award may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Right, Dividend Equivalent Right or other stock-based Award pursuant to the assignment. The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Right, Dividend Equivalent Right or other stock-based Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.

(m) Administrator Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Board shall obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  Except as provided in Section 15(i), no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17. Reservation of Shares.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Effective Date; Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted and any Awards previously granted under the Plan will become effective on the date such approval is obtained. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

19. Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. L-1 IDENTITY SOLUTIONS, INC. 177 BROAD STREET, 12TH FLOOR ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy STAMFORD, CT 06901 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M21392-Z51760 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date L-1 IDENTITY SOLUTIONS, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For Against Abstain 2. Approval of the L-1 Identity Solutions, Inc. 2010 Long-Term Incentive Plan 3. Ratification of selection of Deloitte & Touche LLP as the independent registered public accounting firm for L-1 Identity Solutions, Inc. for the year ending December 31, 2010 For All Withhold All For All Except 00000000001) Robert V. LaPenta 02) Robert S. Gelbard 03) Harriet Mouchly-Weiss 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M21393-Z51760 L-1 IDENTITY SOLUTIONS, INC. Proxy Solicited by the Board of Directors of L-1 Identity Solutions, Inc. for the Annual Meeting of the Stockholder of L-1 Identity Solutions, Inc. to be held on May 5, 2010 at 2:30 p.m. The undersigned stockholder hereby appoints Robert V. LaPenta and Mark S. Molina, and each of them or such other persons as the Board of Directors of L-1 Identity Solutions, Inc. (the “Company”) may designate, as attorneys and proxies, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to vote all shares of common stock of the Company held of record by the undersigned as of March 10, 2010 on all matters which may properly come before the Annual Meeting of Stockholders to be held on May 5, 2010 at 2:30 p.m., local time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified. Whether or not you expect to attend the Annual Meeting, please complete, date and sign this proxy and return it prior to the Annual Meeting in the enclosed envelope so that the shares may be represented at the Annual Meeting. Continued and to be signed on reverse side